EXHIBIT 10.3

EDS 401(k) PLAN

(Amended and Restated Document - January 1, 2003)

(Conformed copy reflecting Amendments One through Six)

TABLE OF CONTENTS

ARTICLE 1 INTRODUCTION		1
1.1	Creation	1
1.2	Amendment and Restatement	1
1.3	Purpose	1
1.4	Merger	1
ARTICLE 2 DEFINITIONS		2
2.1	Definitions	2
2.2	Construction	17
ARTICLE 3 ELIGIBILITY, PARTICIPATION, AND BENEFICIARY DESIGNATION		18
3.1	Eligibility Period	18
3.2	Participation	18
3.3	Credited Service	18
3.4	Service	18
3.5	One -Year Break-in-Service	20
3.6	Special Rules Applicable to ATK Plan Participants, UGS Plan Participants and Certain Other Employees	21
3.7	Beneficiary Designation	22
ARTICLE 4 CONTRIBUTIONS		23
4.1	Employer Contributions	23
4.2	Elective Contributions	25
4.3	Payment of Elective Contributions to the Trust	27
4.4	Limitation on Elective Contributions for Highly Compensated Employees	27
4.5	Limitation on Employer Matching Contributions	33
4.6	Rollover Contribution	38
4.7	Transferred Assets	38
4.8	Reverting of Contribution Made by Mistake of Fact	39
4.9	Reverting of Non-Deductible Contribution	39
4.10	Limitation on Reversions	39
ARTICLE 5 ALLOCATIONS TO INDIVIDUAL ACCOUNTS		39
5.1	Individual Account	39
5.2	Charging of Payments and Distributions	40
5.3	Allocation of Adjustment	40
5.4	Allocation of Employer Contributions	40
5.5	Forfeitures	42
5.6	Maximum Additions	42
5.7	Correction For Excess Annual Additions	43
5.8	Limitation For Multiple Plan Participants	43
ARTICLE 6 VESTING AND DISTRIBUTIONS		44
6.1	Normal Retirement	44
6.2	Death	44
6.3	Disability	44
6.4	Other Termination of Service	44

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6.5	Distribution of Benefits	45
6.6	Maximum Option Payable	50
6.7	Vesting After a Distribution	50
6.8	Benefits to Minors and Incompetents	51
6.9	Forfeiture Occurs and Restoration of Non-Vested Accrued Benefit	51
6.10	Participant’s Death Prior to Commencement of Distribution - the Five-YearRule and Exceptions Thereto	52
6.11	Life Expectancy Determination	53
6.12	Required Beginning Date	53
6.13	Special Rule Regarding Certain Distributions From EDS Stock Fund	53
6.14	Required Notifications	54
6.15	Required Minimum Distribution Rules Effective January 1, 2003	55
ARTICLE 7 WITHDRAWALS AND LOANS		57
7.1	Withdrawals and Loans Generally	57
7.2	Special Hardship Withdrawal	57
7.3	In-Service Withdrawal	60
7.4	Loans	60
7.5	Discretionary Withdrawal	63
ARTICLE 8 FUNDING		63
8.1	Trustee	63
8.2	Direction of Investments	64
8.3	Change in Direction	65
8.4	Overpayment and Underpayment of Benefits	66
ARTICLE 9 FIDUCIARIES		66
9.1	General	66
9.2	Appointment of the Benefits Administration Committee	67
9.3	Appointment of the Investment Committee	67
9.4	Compensation and Expenses, Costs and Fees	67
9.5	Secretary and Administrative Personnel of the Committees	68
9.6	Duties and Authority of Administrative Personnel	68
9.7	Action by the Benefits Administration Committee or Investment Committee	68
9.8	Duties and Authorities of the Benefits Administration Committee	69
9.9	Duties and Authorities of the Investment Committee	70
9.10	Claims Procedure and Other Rules and Regulations of the Benefits Administration Committee	71
9.11	Named Fiduciaries and Allocation of Responsibility	71
9.12	Action by Fiduciaries	71
9.13	Employment of Advisers	71
9.14	Bond	72
9.15	Indemnity	72
9.16	Missing Persons	73
9.17	Voting Employer Stock	73
ARTICLE 10 AMENDMENT AND TERMINATION		75
10.1	Amendment of Plan	75
10.2	Termination of Plan	75

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ARTICLE 11 PROVISIONS RELATIVE TO EMPLOYERS INCLUDED IN PLAN		75
11.1	Method of Participation	75
11.2	Withdrawal	76
ARTICLE 12 TOP-HEAVY PROVISIONS		77
12.1	Top-Heavy Provisions	77
12.2	Minimum Allocations	77
ARTICLE 13 QUALIFIED DOMESTIC RELATIONS ORDERS		79
13.1	Determination of Qualified Domestic Relations Orders	79
13.2	Accounting and Allocations	79
13.3	Distribution	79
ARTICLE 14 MILITARY LEAVES OF ABSENCE		79
14.1	Military Leave of Absence	79
14.2	Elective Contributions.	79
14.3	Matching Contributions	80
14.4	Treatment of Contributions	80
ARTICLE 15 ESOP PROVISIONS		80
15.1	The EDS Stock Fund	80
15.2	Distribution Requirements	81
15.3	Voting Requirements	81
15.4	Diversification Requirements	81
15.5	Dividends	82
ARTICLE 16 MISCELLANEOUS		82
16.1	Governing Law	82
16.2	Administration Expenses, Costs and Fees	83
16.3	Participant’s Rights, Acquittance	83
16.4	Spendthrift Clause	83
16.5	Merger, Consolidation or Transfer	83
16.6	Counterparts	83
Appendix A		A-1
Appendix B		B-1
Appendix C		C-1
Appendix D		D-1
Appendix E		E-1
Appendix F		F-1
Appendix G		G-1

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EDS 401(k) PLAN

(Amendment and Restatement effective January 1, 2003)

THIS amended and restated employee benefit plan is adopted on this 20th day of December, 2002, by Electronic Data Systems Corporation, a company organized pursuant to the laws of the State of Delaware, with its principal office in Plano, Collin County, Texas.

ARTICLE 1

INTRODUCTION

1.1 Creation. By authorization of its Board of Directors (“Board”), the Company adopted the EDS Deferred Compensation Plan and Trust (the “Plan”), effective July 1, 1983, a qualified profit-sharing plan with provisions pursuant to section 401(k) of the Internal Revenue Code of 1954. The Plan shall be administered under the supervision of the Benefits and Compensation Committee for the sole benefit of the Employee Participants and their Beneficiaries, and no part of the Trust shall ever revert to the Company or any Employer, except as hereinafter provided in Article 4 (Contributions).

1.2 Amendment and Restatement. The initial Plan document was first amended and restated effective July 1, 1984. In accordance with the intentions of the Plan and in order to secure and maintain the initial qualification of the Plan and Trust in compliance with the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), it was determined that the Plan should again be completely amended and restated. The Plan has been amended since then as necessary to comply with changes in applicable law and to make certain changes to the design and operation of the Plan. This amendment and restatement of the Plan is adopted as a complete amendment of the Plan as initially created and qualified without a lapse in coverage, time or effect as a qualified Plan.

1.3 Purpose. The purpose of the Plan is to provide Employees with a retirement savings program through which they may elect to defer a portion of their salaries which their Employer will contribute to the Trust pursuant to the provisions herein. Further, the Company intends to provide the Employees with an additional incentive and retirement security by providing a uniform and nondiscriminatory plan through which contributions may be accumulated and distributed to Participants or their Beneficiaries in the case of the disability, death, attainment of age fifty-nine and one-half (59-1/2), or retirement of a Participant, as hereinafter provided. Subject to the powers reserved herein to amend and terminate the Plan, the Plan has been adopted by the Company with the intention of creating a permanent and continuing plan for the exclusive benefit of the Employees and their Beneficiaries.

1.4 Merger. This amendment and restatement reflects the merger of the Unigraphics Solutions, Inc. 401(k) Plan (the “UGS Plan”) and the A.T. Kearney, Inc. Profit Sharing and 401(k) Retirement Plan (the “ATK Plan”) into this Plan, which mergers are effective January 1, 2003. All of the provisions of the ATK Plan and the UGS Plan are expressly incorporated herein by this reference for purposes of determining the amount, allocation of and limitations on any contributions that are made to this Plan for the benefit of the ATK Plan Participants and the UGS Plan Participants for the plan years ended December 31, 2002. For purposes of determining the amount and allocation of all contributions relating to plan years beginning on and after January 1, 2003, the provisions of the ATK Plan and UGS Plan shall no longer apply and the provisions of this Plan shall control. In addition to the foregoing, effective December 17, 2004, the Wendover Funding, Inc. Savings Plus Plan (the “Wendover Plan”) is merged into this Plan and each person’s account in the Wendover Plan shall be transferred to and maintained under this Plan in accordance with its terms provided that such transferred Wendover Plan accounts shall not be available for distributions, loans or withdrawals, and shall not be subject to a former Wendover Plan participant’s investment directions, until December 20, 2004 or such later date as the Plan Administrator determines is necessary.

ARTICLE 2

DEFINITIONS

2.1 Definitions. The following words shall, when used herein, have the following meanings unless the context indicates otherwise:

(1) Account Manager means a Fiduciary appointed by the Investment Committee pursuant to Section 9.9 (Duties and Authorities of the Investment Committee) to manage any or all assets of the Plan not otherwise managed by Investment Managers.

(2) Actual Deferral Percentage is defined in Section 4.4(b) (Limitation on Elective Contributions for Highly Compensated Employees).

(3) Actual Contribution Percentage is defined in Section 4.5(b) (Limitation on Employer Matching Contributions).

(4) Adjustment means, as of any Valuation Date, the gains and income minus the losses and the expenses, costs or fees actually incurred and paid from the Trust since the immediately preceding Valuation Date.

(5) Aggregation Group means two or more plans of any Controlled Group Member aggregated pursuant to the aggregation rules of Code Section 416 in order to determine whether such plans, as a group, are Top-Heavy Plans. The Aggregation Group must include any Qualified Plan sponsored by a Controlled Group Member in which a Key Employee also participates as of the Determination Date or any of the four (4) preceding Plan Years. Additionally, the Aggregation Group must include any other Qualified Plan of a Controlled Group Member which covers a Key Employee and any other Qualified Plan which enables any Qualified Plan covering a Key Employee to meet the qualification requirements pursuant to the coverage and anti-discrimination rules set forth in Code Sections 401(a)(4) and 410(b).

(6) Alternate Payee shall have the same meaning as set forth in Code Section 414(p)(8).

(7) Annual Addition shall mean, for any Limitation Year, the amount allocated to a Participant’s Individual Account which is attributable to contributions paid by an Employer to the Trustee and any forfeitures for a particular Plan Year. Annual Additions shall not include Rollover Contributions, but shall include the following:

(i) employer contributions, including Elective Contributions;

(ii) employee contributions;

(iii) forfeitures; and

(iv) contributions during the Limitation Year allocated to any individual medical benefit account (within the meaning of Code Sections 415(l) and 419A(d)(2)) that is established for the Participant.

(8) Annuity Starting Date shall mean the first day of the first period for which an amount is paid as an annuity or, if payable in a form other than an annuity, the first day on which all events have occurred which entitle the Participant to such benefit under the Plan, but in no event is the Annuity Starting Date earlier than a Participant’s separation from Service.

(9) ATK Plan Participant shall mean any person who was a participant in the ATK Plan on December 31, 2002 and whose account in the ATK Plan was transferred to this Plan in connection with the merger of the ATK Plan into this Plan.

(10) Beneficiary (also Designated Beneficiary) shall mean such person, or a trust created for the benefit of such a person, or the Participant’s estate, whoever or whichever is entitled to receive benefits hereunder in the event of the Participant’s death prior to the complete distribution of the balance credited to such Participant’s Individual Account.

(11) Benefit Credit shall mean amounts that would be credited to an eligible Participant’s Personal Pension Account, as defined in the EDS Retirement Plan, pursuant to Section 5.2 of the EDS Retirement Plan, determined without regard to any choice election made under Section 5.8 of that plan.

(12) Benefit Dollars shall mean those dollars provided by an Employer to an Employee during a calendar year for the purposes of purchasing certain welfare or fringe benefits through a cafeteria plan maintained by the Company pursuant to Code Section 125. The term Benefit Dollars shall not include any portion of Employer-provided dollars which are not actually used by the Employee to purchase welfare and fringe benefits and are treated as income taxable to the Employee.

(13) Benefits Administration Committee means the committee set forth in Section 9.2.

(14) Choice Allocation Account shall mean the portion of a Participant’s Individual Account consisting of Choice Allocation Contributions allocated to such Participant pursuant to Section 5.4 (Allocation of Employer Contributions), together with Adjustments thereto, plus, in the case of a UGS Plan Participant, the amount of choice allocation contributions that are transferred to this Plan on behalf of such Participant as a result of the merger of the UGS Plan into this Plan.

(15) Choice Allocation Contribution shall mean a contribution made by an Employer pursuant to Section 4.1(c) (Employer Contributions).

(16) Company shall mean Electronic Data Systems Corporation, a corporation established under the laws of the State of Delaware, its successors and assigns.

(17) Compensation shall mean for all purposes under the Plan except as otherwise provided in this section 2.1(17), total earnings prior to withholding, as reported on Internal Revenue Service Form W-2, paid to any Employee by an Employer. Compensation shall be increased by Elective Contributions made to any Qualified Plan maintained by an Employer or Controlled Group Member on behalf of such Employee. Compensation shall exclude the following:

(i) amounts not included in income pursuant to a salary deferral election made pursuant to a cafeteria plan described in Code Section 125 or, effective for Plan Years beginning on or after January 1, 2001, pursuant to a salary reduction agreement under Code Section 132(f)(4);

(ii) extraordinary expenses such as moving expenses, overseas living allowances, imputed value of group life insurance or such other similar amounts and any benefits provided through a welfare benefit fund;

(iii) Benefit Dollars;

(iv) payments in the form of Employer Stock; and

(v) severance payments and benefits.

For purposes of applying the limitations of Section 5.6 and the provisions of Article 12; for purposes of determining whether an individual is a Highly Compensated Employee pursuant to Section 2.1(50); and for purposes of applying the limitations described in Sections 4.4 and 4.5; Compensation means an Employee’s Compensation required to be reported under Code Sections 6041 and 6051 (i.e., Box 1 Compensation) but determined without regard to any rules that limit remuneration included in wages based on the nature or location of the employment or the services performed, increased, effective January 1, 1998 for purposes of applying the limitations of Section 5.6 and the provisions of Article

12 and January 1, 2002 for all other purposes, by amounts excluded from compensation in lieu of benefits under a cash or deferred arrangement under Code Section 401(k), a cafeteria plan under Code Section 125 or, effective for Plan Years beginning on or after January 1, 2001, a salary reduction agreement under Code Section 132(f)(4); provided; however, that in lieu of the definition of Compensation set forth herein, the Benefits Administration Committee may elect an alternative definition of compensation permitted under Treasury regulations for purposes of applying the limitations described in Sections 4.4 and 4.5.

Notwithstanding anything herein to the contrary, for purposes of calculating an ATK Participant’s allocation of Employer Matching Contributions and Choice Allocation Contributions, Compensation shall not include any awards or payments under the 1996 Incentive Plan of Electronic Data Systems Corporation (or any predecessor or successor plan), the A.T. Kearney, Inc. Intellectual Capital Recognition Program and the A.T. Kearney Enhanced Leave of Absence program.

The maximum amount of Compensation that may be taken into account each Plan Year shall not exceed $200,000 (or $150,000 effective for Plan Years beginning prior to January 1, 2002), as adjusted pursuant to Code Section 401(a)(17).

(18) Compensation and Benefits Committee shall mean the subcommittee of the Board of Directors of the Company authorized to carry out such duties as determined by the Board of Directors and set forth in the Plan and Trust Agreement.

(19) Computation Period shall mean any twelve-consecutive-month period commencing or ending on the dates specified herein.

(20) Controlled Group Member shall mean a company which is a member of a controlled group of companies, a group of trades or businesses under common control or an affiliated service group as defined, respectively, in Code Sections 414(b), (c) and (m), of which an Employer is also a member, and any other entity required to be aggregated with an Employer pursuant to Code Section 414(o). For purposes of Section 5.8, Controlled Group Member shall be determined pursuant to Code Sections 414(b), (c), (m) and (o) as amended by Code Section 415(h).

(21) Credited Service is defined in Section 3.3 (Credited Service).

(22) Customer shall mean any entity for which an Employer provides any trade, goods, or services.

(23) Date of Employment shall mean the date on which an Employee first performs an Hour of Service for an Employer.

(24) Date of Reemployment shall mean the date an Employee first performs an Hour of Service for an Employer after a termination of Service.

(25) Defined Benefit Plan means a plan as defined in ERISA section 3(35).

(26) Defined Contribution Plan means a plan as defined in ERISA section 3(34).

(27) Determination Date is defined in Section 12.1 (Top-Heavy Provisions).

(28) Discretionary Profit Sharing Contribution Account shall mean the amount of nonelective contributions that are transferred to this Plan on behalf of an ATK Participant as a result of the merger of the ATK Plan into this Plan as well as any such contributions made to this Plan pursuant to Section 1.4 for the 2002 plan year.

(29) Disability means a disability which entitles a Participant to benefits under the Company’s long-term disability plan.

(30) Disability Leave of Absence means an Employee’s absence from active employment with an Employer by reason of Disability.

(31) EDS Retirement Plan shall mean the EDS Retirement Plan, effective July 1, 1998.

(32) EDS Stock Fund is defined in Section 8.2 (Direction of Investments).

(33) Effective Date of this restatement of the Plan is January 1, 2003 except where otherwise specified or where an earlier effective date is legally required.

(34) Election Date shall mean the date an Employee elects to participate in the Plan in accordance with Section 3.2 (Participation).

(35) Elective Contribution shall mean any amounts contributed on behalf of a Participant by an Employer on account of a Participant’s Salary Reduction Agreement made pursuant to Section 4.2 (Elective Contributions).

(36) Elective Contribution Account shall mean the portion of a Participant’s Individual Account consisting of the Elective Contribution allocated to such Participant pursuant to Section 5.4 (Allocation of Employer Contributions), together with Adjustments thereto, plus, in the case of an ATK Plan Participant or UGS Plan Participant, the amount of elective contributions that are transferred to this Plan on behalf of such Participant as a result of the mergers of the ATK Plan and the UGS Plan into this Plan as well as any such contributions that are made to this Plan pursuant to Section 1.4 for the 2002 plan year.

(37) Employee means a person employed by an Employer and on the payroll of an Employer, who, effective prior to July 1, 1998, does not participate in any other defined contribution plan as defined in ERISA Section 3(34). Unless otherwise expressly stated, no provision of the Plan shall apply to an Employee any earlier than the effective date of his or her Employer’s participation in the Plan as set forth on Schedule E.

(i) The term “Employee” shall include (A) any Expatriate assigned to any Non-US Subsidiary Company who, while assigned to such Non-US Subsidiary Company, is not eligible to participate in any plan maintained by such Non-US Subsidiary Company on behalf of its employees into which the Non-US Subsidiary Company makes contributions and (B) any citizen of a country other than the United States who is employed by an Employer within the United States.

(ii) The term “Employee” shall not include the following:

(A) nonresident aliens who are not subject to United States Federal income taxation on Compensation;

(B) resident aliens who are not subject to United States Federal income taxation on Compensation;

(C) any person eligible to participate in the EDS Puerto Rico Savings Plan;

(D) any leased employee or any person who performs services for an Employer pursuant to an arrangement wherein the person is designated as a consultant or independent contractor. For purposes of this subparagraph, the term “leased employee” means, effective for Plan Years beginning on or after January 1, 1997, any person who is not employed by an Employer but who provides services performed under the primary direction or control of the Employer and pursuant to an agreement between the Employer and a third party; and

(E) any individual whose employment is transferred from a non-US subsidiary of A.T. Kearney, Inc. to A.T. Kearney, Inc. and who by special agreement with such non-US subsidiary remains eligible to participate in its pension or retirement plan or any individual who is employed by A.T. Kearney, Inc. and who pursuant to an agreement waives participation in the Plan.

(iii) Notwithstanding anything herein to the contrary, all persons described above who are not considered an Employee are not eligible to participate in the Plan even if such persons are retroactively re-classified as an Employee by any court, the Internal Revenue Service or any other federal, state or administrative agency, even if such persons otherwise meet the eligibility provisions contained in this Plan but for these exclusions.

(iv) Notwithstanding anything herein or in a prior Plan document to the contrary, for the period from July 1, 1983, to December 31, 2001, the term “Employee” includes any citizen of a country other than the United States who is employed by an Employer within the United States, including holders of permits issued pursuant to 8 U.S.C. § 1101 et seq. (commonly referred to as holders of green cards and work visas).

(38) Employer means, collectively or individually, as the context may indicate, the Company and any other organization which has satisfied all requirements as a signatory to the Plan and Trust Agreement pursuant to Article 11 (Provisions Relative to Employers Included in the Plan).

(39) Employer Matching Contribution shall mean a contribution made by an Employer pursuant to Section 4.1(b) (Employer Contributions).

(40) Employer Matching Contribution Account shall mean the portion of a Participant’s Individual Account consisting of the Employer Matching Contribution allocated to such Participant pursuant to Section 5.4 (Allocation of Employer Contributions), together with the Adjustments thereto, plus, in the case of a UGS Plan Participant, the amount of special contributions and Unigraphics Solutions, Inc. and Electronic Data Systems Corporation matching contributions that are transferred to this Plan on behalf of such Participant as a result of the merger of the UGS Plan into this Plan as well as any special and matching contributions that are made to this Plan pursuant to Section 1.4 for the 2002 plan year.

(41) Employer Stock means the common stock, par value $0.01 per share, of Electronic Data Systems Corporation and any other security which is a Qualifying Employer Security, as such term as defined in Code Section 4975(e)(8), of Electronic Data Systems Corporation.

(42) Employment Year means any twelve (12) consecutive month period beginning on an Employee’s date of employment or any subsequent anniversary thereof.

(43) Equalization Bonus is defined in Appendix B.

(44) Expatriate means any Employee of the Company who, as a requirement of a temporary assignment, is located at the site of a Non-US Subsidiary Company and who has completed the necessary documentation as may be required of Expatriates by the Company.

(45) Fiduciary means any Employer, the Trustee, the Compensation and Benefits Committee, the Investment Committee, the Benefits Administration Committee, Participants, to the extent provided herein, and any individual, corporation or other entity which assumes responsibilities of the aforementioned in respect to the management or operation of the Plan or the investment or disposition of any assets held in the Trust.

(46) Fifty Percent (50%) Joint and Survivor Annuity is defined in Section 6.5(b)(i) (Distribution of Benefits).

(47) Forfeiture is defined in Section 6.9 (Forfeiture Occurs and Restoration of Non-Vested Accrued Benefit) and Section 9.16 (Missing Persons).

(48) Hardship is defined in Section 7.2 (Special Hardship Withdrawal).

(49) Highly Compensated Employee, as determined pursuant to Code Section 414(q) and the Regulations thereunder, means, effective for Plan Years beginning on or after January 1, 1997, any Employee of any employer required to be aggregated pursuant to the aggregation rules of Code Section 414(b), (c), (m) or (o), who:

(i) Was a 5-percent owner (as defined in Code Section 416(i)(1)) at any time during the Plan Year or the twelve-month period preceding the Plan Year; or

(ii) Had Compensation in excess of $80,000 (or such greater amount as results from adjustment by the Secretary of the Treasury in the same manner as under Code Section 415(d)) for the preceding Plan Year.

(50) Hour of Service shall be determined and credited in the manner set forth in Department of Labor Regulation Section 2530.200-2(b) and (c). The provisions of this subsection shall be construed so as to resolve any ambiguities in favor of crediting an Employee with Hours of Service. Except as otherwise provided by any law or regulation cited in this subsection, an Hour of Service shall mean:

(i) Each hour for which an Employee is compensated, or entitled to compensation, for the performance of duties for the Employer during the applicable Employment Year;

(ii) Each hour for which disputed compensation, irrespective of mitigation of damages, is either awarded or agreed to by the Employer, provided, however, that the same Hours of Service shall not be credited under any other subsection herein, and that crediting of Hours of Service for compensation awarded or agreed to with respect to periods described in subparagraph (iii) below shall be subject to the limitation set forth in such subsection; and,

(iii) Each hour for which an Employee is compensated, or entitled to compensation, by the Employer for a period of time when no duties were performed for the Employer by the Employee for reason of vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty, or leave of absence. For purposes of this subsection:

(A) For periods prior to July 1, 1998, no more than five hundred and one (501) Hours of Service are required to be credited to an Employee during any single continuous period during which no duties are performed whether or not such continuous period occurs during one Employment Year;

(B) Hours of Service are not required to be credited to the Employee for which such Employee is directly or indirectly compensated, or entitled to compensation, on account of a period during which no duties are performed, if such payment is made or due pursuant to a plan maintained solely for the purpose of complying with applicable workers’ compensation or unemployment compensation or disability insurance laws:

(C) Hours of Service are not required to be credited to the Employee for a payment which wholly reimburses an Employee for medical or medically related expenses incurred by the Employee; and

(D) For periods prior to July 1, 1998, the Employer or Controlled Group Member shall determine Hours of Service by substituting forty-five (45) Hours of Service for each week in which the Employee would otherwise have been credited with one (1) Hour of Service.

(iv) For periods prior to July 1, 1998, for purposes of this Section, a Participant who is absent from work for reason of a Permitted Absence is to be considered to have completed either the number of hours that normally would have been credited if such absence has not occurred or eight (8) Hours of Service for each normal work day during the absence. In no event shall more than five hundred and one (501) Hours of Service be treated as completed pursuant to this Section.

(A) If such crediting is necessary to prevent a One-Year Break-in-Service for the Computation Period in which the Permitted Absence began, then such Hours of Service to be credited pursuant to this Section shall be credited to a Computation Period commencing on the date which the Permitted Absence begins. In all other instances the crediting of Hours of Service pursuant to this Section shall apply to the Computation Period immediately following the Computation Period in which the Permitted Absence begins.

(B) For any Participant who is absent from work for more than twelve (12) consecutive months because of a Permitted Absence, the Computation Period commencing on the first anniversary of the first date of such Permitted Absence shall be treated as neither a period of service nor a period of absence.

(51) Individual Account means the detailed record kept of the items and amounts credited or charged to each Participant in accordance with the terms hereof. Such Individual Account includes, as applicable, an Elective Contribution Account, an Employer Matching Contribution Account, a Choice Allocation Account, a Discretionary Profit Sharing Contribution Account, a Prior Employer Voluntary Contribution Account, a Prior Employer Non-Elective Contribution Account, a Prior Employer Matching Contribution Account, a Prior Employer Elective Contribution Account, a Prior Employer Rollover Account and a Rollover Account.

(52) Investment Committee means the committee set forth in Section 9.3.

(53) Investment Date means the date as of which Elective Contributions are delivered to the Trustee.

(54) Investment Funds is defined in Section 9.9 (Duties and Authorities of the Investment Committee).

(55) Investment Manager shall mean any Fiduciary as defined in ERISA Section 3(38) appointed by the Investment Committee pursuant to Section 9.9 (Duties and Authorities of the Investment Committee).

(56) Key Employee as determined pursuant to Code Section 416(i) and the Regulations thereunder, is any person who is at any time during the Plan Year, or, effective only for Plan Years beginning prior to January 1, 2002, during any of the four preceding Plan Years was:

(i) an officer of the Employer or a Controlled Group Member whose Compensation is more than $130,000 (or fifty percent (50%) of the amount set out in Code Section 415(b)(1)(A) for any such Plan Year for Plan Years beginning prior to January 1, 2002),

(ii) effective only for Plan Years beginning prior to January 1, 2002, one of the ten (10) Employees having Compensation from the Employer of more than the limitation set forth in Code Section 415(c)(1)(A) and owning or considered owning within the meaning of Code Section 318, the largest interests in the Company,

(iii) a five percent (5%) owner of the Employer or a Controlled Group Member, or,

(iv) a one percent (1%) owner of the Employer or a Controlled Group Member having Compensation of more than $150,000.

(57) Leave of Absence means an Employee’s absence from active employment with an Employer by reason of leave granted in conformity with the Employer’s policy other than a Disability Leave of Absence or a Permitted Absence.

(58) Limitation Year shall mean the Plan Year or any other twelve (12) consecutive month period adopted pursuant to a written resolution of the Board of Directors.

(59) Named Fiduciaries are defined and designated in Section 9.11 (Named Fiduciaries and Allocation of Responsibilities).

(60) Non-Key Employee shall mean any Employee who is not a Key Employee as that term is defined herein or otherwise defined in Code Section 416(i) or the Regulations thereunder.

(61) Non-US Subsidiary Company means:

(a) A foreign company not less than twenty percent (20%) of the voting stock of which is owned by the Company; or

(b) A foreign company more than fifty percent (50%) of the voting stock of which is owned by the foreign company described in subparagraph (a) above.

(62) Normal Retirement Age of a Participant is the date on which such Participant attains sixty-five (65) years of age; with the following exceptions:

(a) The Normal Retirement Age of an ATK Plan Participant is the date on which such Participant attains fifty-five (55) years of age; and

(b) The Normal Retirement Age of a UGS Plan Participant who was a participant in the Engineering Animation, Inc. Retirement Plan on May 30, 2001 and was credited with at least three years of service under such plan on May 30, 2001 is the date on which such Participant attains fifty-five (55) years of age.

(63) Normal Retirement Date shall mean the first day of the month coincident with or first following the date on which a Participant attains Normal Retirement Age and has elected to retire.

(64) One-Year Break-in-Service is defined in Section 3.5 (One-Year Break-in-Service).

(65) Participant refers to any Employee who has met the qualification requirements to participate in the Plan pursuant to the provisions of Article 3 (Eligibility, Participation, and Beneficiary Designation). Any person who at one time was a Participant in the Plan and has since severed employment with an Employer, or no longer has amounts contributed to the Plan but who has an Individual Account balance shall also be considered to be a Participant. Unless otherwise indicated herein, an Alternate Payee and Beneficiary shall be considered to be a Participant.

(66) Permissive Aggregation Group means two or more plans of a single Employer aggregated pursuant to the aggregation rules of Code Section 416 whereby the group of such plans include at least one plan which is not required to be aggregated but satisfies the qualification requirements pursuant to the coverage and anti-discrimination rules set forth in the Code.

(67) A Permitted Absence occurs when such Participant’s absence from work is either:

(i) by reason of the pregnancy of such Participant,

(ii) by reason of the birth of a child of such Participant,

(iii) by reason of the placement of a child in connection with the adoption of a child by such Participant, or

(iv) for purposes of caring for such child immediately following the birth or placement by adoption.

(68) Plan refers to the EDS Deferred Compensation Plan as amended and restated and set forth in and given effect to by this instrument and all amendments hereto. Effective July 1, 1998, the name of the Plan shall be the EDS 401(k) Plan.

(69) Plan Administrator shall mean the Plan’s Benefits Administration Committee as duly appointed and authorized herein to perform those actions and duties in the administration of the Plan.

(70) Plan Coverage Change shall mean a change in the group or groups of Employees eligible to participate in the Plan on account of (i) the amendment of the Plan; (ii) a plan merger, consolidation or spin-off under Code Section 414(l); (iii) a change in the aggregation of the Plan with another Plan for purposes of complying with Code Section 401(k); or (iv) a combination of the foregoing.

(71) Plan Year shall mean the consecutive twelve-month period beginning on January 1.

(72) Preretirement Survivor Annuity is defined in Section 6.5(b)(i) (Distribution of Benefits).

(73) Prior Employer Elective Contribution shall mean any amounts transferred to the Plan on behalf of an Employee who had such amounts contributed by an employer on account of such Employee’s elective deferral and pursuant to Code Section 401(k) and made when such Employee participated in a Qualified Plan maintained by an employer other than an Employer, plus, in the case of an ATK Plan Participant or UGS Plan Participant, the amount of prior employer elective contributions that are transferred to this Plan on behalf of such Participant as a result of the mergers of the ATK Plan and the UGS Plan into this Plan.

(74) Prior Employer Elective Contribution Account shall mean the portion of a Participant’s Individual Account attributable to Prior Employer Elective Contributions which were transferred into the Plan, together with the Adjustments thereto.

(75) Prior Employer Matching Contribution shall have the same meaning as set forth in Code Section 401(m)(4)(A) and generally means any amounts transferred to the Plan on behalf of an Employee who had such amounts contributed by an employer on account of such Employee’s elective deferral and made when such Employee participated in a Qualified Plan maintained by an employer other than an Employer, plus, in the case of a UGS Plan Participant, the amount of prior employer matching contributions that are transferred to this Plan on behalf of such Participant as a result of the merger of the UGS Plan into this Plan.

(76) Prior Employer Matching Contribution Account shall mean the portion of a Participant’s Individual Account attributable to Prior Employer Matching Contributions which were transferred into the Plan, together with the Adjustments thereto.

(77) Prior Employer Non-Elective Contribution shall have the same meaning as set forth in Treasury Regulation Section 1.401(k)-1(g)(10) and generally shall mean any amounts, other than Prior Employer Matching Contributions, contributed on behalf of an employee by an employer while such employee was a participant in a Qualified Plan maintained by an employer other than an Employer, and which such employee could not have elected to receive in the form of cash or other taxable benefit.

(78) Prior Employer Non-Elective Contribution Account shall mean the portion of a Participant’s Individual Account attributable to Prior Employer Non-Elective Contributions which were transferred into the Plan, together with any Adjustments thereto.

(79) Prior Employer Rollover shall mean any amounts transferred to the Plan on behalf of an Employee who previously had rolled such amounts over to an employer’s qualified retirement plan pursuant to the requirements of Code Section 401(a)(31) and the regulations thereunder.

(80) Prior Employer Rollover Account shall mean the portion of a Participant’s Individual Account attributable to Prior Employer Rollovers which were transferred into the Plan, together with any Adjustments thereto.

(81) Prior Employer Voluntary Contribution shall mean voluntary after-tax contributions made under a Qualified Plan and generally means any amounts transferred to the Plan on behalf of an Employee who contributed such amounts when such Employee participated in a Qualified Plan maintained by an employer other than an Employer plus, in the case of an ATK Plan Participant, the amount of after-tax contributions that are transferred to this Plan on behalf of such Participant as a result of the merger of the ATK Plan into this Plan as well as any such contributions that are made to this Plan pursuant to Section 1.4 for the 2002 plan year.

(82) Prior Employer Voluntary Contribution Account shall mean the portion of a Participant’s Individual Account attributable to Prior Employer Voluntary Contributions which were transferred into the Plan, together with the Adjustments thereto.

(83) QDRO Account shall mean the account established by the Plan Administrator for the benefit of an Alternate Payee pursuant to a Qualified Domestic Relations Order.

(84) Qualified Consent means an irrevocable written consent of the spouse of a Participant which acknowledges the effect of the consent and is witnessed by a notary public in accordance with the then established policies of the Plan Administrator. However, any requirement for Qualified Consent may be deemed waived by the Plan Administrator when the Plan Administrator establishes to its satisfaction that there is not a spouse of the Participant, or the spouse of the Participant cannot be located. Any consent obtained hereby shall be effective only with respect to the signing spouse. A consent that permits designations by the Participant without any requirement for further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily, elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No qualified consent required under Section 6.5(b) shall be valid unless the Participant has received notice as provided in Section 6.14 (Required Notifications).

(85) Qualified Domestic Relations Order shall mean a domestic relations order which meets the requirements of Code Section 414(p).

(86) Qualified Matching Contribution is defined in Section 4.1(e) (Employer Contributions).

(87) Qualified Nonelective Contribution is defined in Section 4.1(d) (Employer Contributions).

(88) Qualified Plan shall mean any employee benefit plan which satisfies the provisions of Code Section 401(a).

(89) Required Aggregation Group means each a Qualified Plan of the Employer in which a Key Employee is a participant, and each other employee pension benefit plan of the Employer which enables any employee pension benefit plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410. In the case of a Required Aggregation Group, each employee pension benefit plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top-Heavy Group. No employee pension benefit plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top-Heavy Group.

(90) Required Beginning Date shall mean (a) in the case of a Participant who attains age seventy and one-half (70 1/2) prior to January 1, 1997, or who is a five percent (5%) owner within the meaning of Code Section 416(i) at any time during the calendar year in which such individual attains age seventy and one-half (70 1/2), the April 1 first following the calendar year in which a Participant attains age seventy and one-half (70 1/2); or (b) in the case of any other Participant who attains age seventy and one-half (70 1/2) on or after January 1, 1997, the April 1 first following the later of the calendar year in which the Participant attains seventy and one-half (70 1/2), or retires.

(91) Rollover Account shall mean the portion of a Participant’s Individual Account consisting of contributions made pursuant to Section 4.6 (Rollover Contribution) by such Participant to the Plan, together with any Adjustments thereto, plus, in the case of an ATK Plan Participant or UGS Plan Participant, the amount of rollover contributions that are transferred to this Plan on behalf of such Participant as a result of the mergers of the ATK Plan and UGS Plan into this Plan.

(92) Rollover Contribution shall mean an amount contributed pursuant to Section 4.6 (Rollover Contribution) by a Participant of the Plan to establish, or add to, a Rollover Account and subject to the requirements set forth herein.

(93) Salary Reduction Agreement shall mean an election made by a Participant in accordance with Section 4.2(a) (Elective Contributions) by which the Participant agrees that the Employer will reduce the Participant’s Compensation by a designated percentage and contribute that designated percentage to the Plan on behalf of the Participant.

(94) Service is defined in Section 3.4 (Service).

(95) Top-Heavy Group means a Required or Permissive Aggregation Group, if applicable, in which, as of the Determination Date, the sum of the present value of the accumulated accrued benefits of Key Employees under all Defined Benefit Plans included in the group, and the aggregate of the accounts of Key Employees under all Defined Contribution Plans included in the group, exceed sixty percent (60%) of a similar sum determined for all Participants.

(96) Top-Heavy Plan generally means, for any Plan Year, any plan under which, as of any Determination Date, the present value of the sum of the Individual Account balances under the plan for Key Employees exceeds sixty percent (60%) of the sum of the Individual Account balances for all Employees.

(97) Trust shall mean, as of a particular date, the total of the contributions made in accordance with the Plan, increased by the net income thereon and decreased by the benefits paid under the Plan, losses incurred, and expenses, costs or fees of administering the Plan held by the Trustee pursuant to the terms of the Trust Agreement.

(98) Trust Agreement means the agreement entered into between the Company or an Employer and the Trustee pursuant to Section 8.1 (Trustee).

(99) Trustee shall mean such individual or financial institution, or a combination, as shall be designated by the Trust Agreement to hold in trust any assets of the Plan for purposes of providing benefits under the Plan, and shall include any successor Trustee to the Trustee, initially designated thereunder. The Trustee shall be a named fiduciary.

(100) UGS Plan Participant shall mean any person who was a Participant in the UGS Plan on December 31, 2002 and whose account in the UGS Plan was transferred to this Plan in connection with the merger of the UGS Plan into this Plan.

(101) Valuation Date shall mean each day on which the New York Stock Exchange is trading or as otherwise determined by the Trustee, on which the Trust shall be valued at fair market value. In no event shall a Valuation Date occur less frequently than once in a consecutive twelve (12) month period.

(102) Year of Service shall mean a Computation Period, commencing on the first day a person becomes employed or reemployed by an Employer and prior to July 1, 1998, during which such Employee has not less than one thousand (1,000) Hours of Service.

2.2 Construction. The headings and subheadings in the Plan are provided for convenience of reference only and shall not affect the construction or interpretation of the provisions. In any necessary construction of a plan provision, the masculine gender may include the feminine or neuter, and the singular may include the plural, and vice versa.

ARTICLE 3

ELIGIBILITY, PARTICIPATION, AND

BENEFICIARY DESIGNATION

3.1 Eligibility Period. Each Employee shall automatically be eligible to participate in the Plan upon commencing the first Hour of Service with an Employer.

3.2 Participation. Each eligible Employee of an Employer shall be given written notice by the Employer of the requirements of eligibility and shall become a Participant as of his Election Date by notifying the Plan Administrator in accordance with the then established policies of the Plan Administrator and agreeing to accept and be bound by all the terms and conditions of the Plan. Such Participant shall remain a Participant for so long as there exists a remaining balance in such Participant’s Individual Account. Notwithstanding the foregoing, each ATK Plan Participant and UGS Plan Participant shall automatically become a Participant on January 1, 2003.

3.3 Credited Service means the sum of (i) all periods of Service beginning after the later of June 30, 1998, or the Participant’s Date of Employment or Date of Reemployment, as applicable; and (ii) a Participant’s Years of Service as of June 30, 1998, if any; provided, however, that such Participant’s Credited Service shall be increased by one (1) if, as of June 30, 1998, the Participant had not completed at least 1,000 Hours of Service during the twelve (12) consecutive month period beginning on the later of (A) the Participant’s Date of Employment or Date of Reemployment, if applicable or (B) the most recent anniversary of the date in (A).

3.4 Service means all periods of the Employee’s common law employment with an Employer, subject to the rules in this Section and the One-Year Break-in-Service rules in Section 3.5 (One-Year Break-in-Service).

(a) A Participant shall earn Service for all periods of common law employment. Unless a period of Service may be disregarded pursuant to the Break-in-Service rules in Section 3.5 (Break-in-Service), all periods of non-continuous Service shall be aggregated so that a one (1) year period of Service shall be completed as of the date an Employee completes three hundred and sixty-five (365) days of Service.

(i) An Employee’s Service shall commence (or recommence) on the Employee’s Date of Employment (or Date of Reemployment).

(ii) A period of Service of an Employee shall terminate upon the first to occur of:

(A) The date on which the Employee quits, retires, is discharged or dies;

(B) The date on which the Employee is deemed to terminate employment due to failure to return to active employment upon the expiration of a Leave of Absence or Disability Leave of Absence; or

(C) The first anniversary of the date on which the Employee is first absent from active employment for any reason other than retirement, quit, discharge, Leave of Absence, Disability Leave of Absence, or death.

(iii) For an Employee who is on a Permitted Absence and who is absent from Service beyond the first anniversary of the date such Permitted Absence commenced, a termination of Service shall occur on the second anniversary of the date such Permitted Absence commenced; provided, however, that the period between the first and second anniversaries of the date such Permitted Absence commenced is neither a period of Service nor a period of severance for purposes of Section 3.5 (One-Year Break-in-Service). In order for an employee’s absence to qualify as a Permitted Absence, the Employee must furnish the Plan Administrator with such timely information as the Plan Administrator requires in order to establish that the absence was a Permitted Absence in accordance with procedures established by the Plan Administrator.

(iv) If an Employee terminates Service due to a quit, discharge, or retirement, but is reemployed by an Employer within twelve months of such termination of Service, then the period of termination shall be counted as a period of Service. If an Employee is on Leave of Absence of twelve months or less, and then terminates Service due to a quit, discharge, or retirement, but is reemployed by an Employer within twelve months from the date on which the Employee was first absent from Service, then the period of termination shall be counted as a period of Service. If an Employee is on Disability Leave of Absence and then terminates Service due to a quit, discharge, or retirement, but is reemployed by an Employer within twelve months from the date on which the Employee was first absent from Service, then the period of the termination shall be counted as a period of Service.

(b) Service shall exclude any period of employment completed prior to the Participant’s attainment of age 18; provided, however, that for a Participant whose Date of Employment is on or after July 1, 1998, Service shall include any period of employment completed prior to attainment of age 18.

(c) Employment with a Controlled Group Member or a Non-US Subsidiary Company as reported to the Plan Administrator by such Controlled Group Member or Non-US Subsidiary Company, shall be treated as Service.

(d) Any individual who becomes an Employee as a result of a facilities management contract or an outsourcing agreement between an Employer and a Customer or who becomes an Employee as a result of a stock purchase, asset purchase or other acquisition shall, unless the individual is covered by one of the facilities management contracts, outsourcing agreements or acquisition agreements listed on Appendix G, which Appendix shall be revised from time to time in the sole discretion of EDS’ Executive Vice President, Human Resources, receive one year of Service for each year employed with and as reported by such Employee’s former employer.

(e) An Employee entitled to benefits under the long term disability plan will be credited with Service during a Disability Leave of Absence until the earlier of the date as of which (i) the Employee is fully vested in the balance in his Individual Account pursuant to Section 6.4 (Other Termination of Service), or (ii) the Employee’s attainment of Normal Retirement Age.

(f) Any individual who is a “leased employee” (as defined in Section 414(n) of the Internal Revenue Code) of an Employer and who later becomes an Employee shall have his or her service as such a leased employee for an Employer treated as Service.

(g) Any individual who immediately prior to becoming an Employee was actively employed by an employer listed on Appendix A (an “In-Sourced Employee”), which Appendix may be revised from time to time by EDS’ Vice President, Global Compensaiton and Benefits in accordance with the delegation of authority from EDS’ Benefits Oversight Committee, shall receive one year of Service for each year employed with and as reported by such Employee’s former employer.

3.5 One -Year Break-in-Service.

(a) Effective prior to July 1, 1998, One-Year Break-in-Service shall mean an Employment Year during which a Participant is not credited with more than five hundred (500) Hours of Service.

(b) Effective July 1, 1998, a Break-in-Service shall mean a period of severance following an Employee’s termination of Service. An Employee shall have a One-Year Break-in-Service for each twelve month period ending on the anniversary of the Employee’s termination of Service.

(c) If a Participant incurs a period of five consecutive One-Year Breaks-in-Service, then any Credited Service completed after such One-Year Breaks-in-Service shall be disregarded for purposes of determining his vested right in the balance of his Individual Account as of the date he incurs the One-Year Breaks-in-Service.

(d) For purposes of determining if an Employee who is reemployed following July 1, 1998, has incurred a period of five consecutive One-Year Breaks-in-Service, the Employee’s period of Break in Service commencing on July 1, 1998, shall be combined with such Employee’s One-Year Breaks-in-Service, as defined prior to July 1, 1998, including any partial years.

3.6. Special Rules Applicable to ATK Plan Participants, UGS Plan Participants and Certain Other Employees.

Notwithstanding the foregoing provisions of Sections 3.4 and 3.5, the following special rules shall apply (i) to those Participants whose account balances were transferred to this Plan in connection with the merger of the ATK Plan and the UGS Plan into this Plan effective as of January 1, 2003 and (ii) to certain other A.T. Kearney, Inc. and Unigraphics Solutions, Inc. Employees:

(a) For purposes of Section 3.3, Credited Service for an ATK Plan Participant shall mean the sum of (i) the ATK Plan Participant’s years of service (determined on the basis of 1,000 hours of service each calendar year in accordance with the provisions of the ATK Plan) credited as of January 1, 2003 under the ATK Plan and (ii) all periods of Service under this Plan beginning January 1, 2003 (provided that for purposes of determining the start of an ATK Plan Participant’s Computation Period under this Plan, the date on which the Participant, according to A.T. Kearney, Inc.’s records, first became employed or was reemployed, as the case may be, shall be used and provided further that an ATK Plan Participant shall receive one year of Credited Service for Service earned under the provisions of Section 3.4 for the period January 1, 2003 through the anniversary of such employment or reemployment date even if such period of Service is less than 365 days).

(b) For purposes of Section 3.3, Credited Service for a UGS Plan Participant shall mean the sum of (i) the UGS Plan Participant’s service period (determined on the elapsed time basis in accordance with the provisions of the UGS Plan) credited as of January 1, 2003 under the UGS Plan and (ii) all periods of Service under this Plan beginning January 1, 2003 (provided that for purposes of determining the start of a UGS Plan Participant’s Computation Period under this Plan, the date on which the Participant, according to Unigraphics Solutions, Inc.’s records, first became employed or was reemployed, as the case may be, shall be used and provided further that a UGS Plan Participant shall receive one year of Credited Service for Service earned under the provisions of Section 3.4 for the period January 1, 2003 through the anniversary of such employment or reemployment date even if such period of Service is less than 365 days).

(c) For purposes of determining if an ATK Plan Participant or a UGS Plan Participant who is reemployed after December 31, 2002 has incurred a period of five consecutive One-Year Breaks-in-Service, the Participant’s period of Break-in-Service commencing on January 1, 2003 shall be combined with such Participant’s break-in-service years (and any partial break-in-service years in the case of the UGS Plan) recognized under the ATK Plan or the UGS Plan, as the case may be, as of January 1, 2003.

(d) For purposes of Section 3.3, Credited Service for an Employee who is included on the payroll of Unigraphics Solutions, Inc. or A.T. Kearney, Inc. on January 1, 2003 but who is not an ATK Plan Participant or UGS Plan Participant shall mean all periods of Service under this Plan beginning January 1, 2003 (provided that for purposes of determining the start of such an Employee’s Computation Period under this Plan, the date on which the Employee, according to A.T. Kearney, Inc.’s or Unigraphics Solutions, Inc.’s records, first became employed or was reemployed, as the case may be, shall be used and provided further that such an Employee shall receive one year of Credited Service for Service earned under the provisions of Section 3.4 for the period January 1, 2003 through the anniversary of such employment or reemployment date even if such period of Service is less than 365 days).

(e) For purposes of determining an ATK Plan Participant’s years of Credited Service under the vesting provisions of Section 6.4, each ATK Plan Participant who was credited with three or four years of vesting service under the ATK Plan as of December 31, 2002 shall, in order to ensure compliance with Code Section 411(a)(10), receive an additional year of Credited Service.

3.7 Beneficiary Designation. At any time, and in accordance with the policies then established by the Plan Administrator, each Participant may designate the Beneficiary or Beneficiaries to receive such Participant’s death benefit and shall have the restricted right to revoke any such designation. Each such designation or revocation shall be evidenced by written instrument filed with the Plan Administrator, signed by the Participant. Any designation of a Beneficiary other than the Participant’s spouse shall be void and without effect unless such designation includes a Qualified Consent. Any revocation of a designation of a Participant’s spouse as Beneficiary is void without a proper Spousal Consent. If no such designation is on file with the Plan Administrator at the time of the Participant’s death or if, for any reason, the Plan Administrator determines that no such designation is in effect, then the Participant’s spouse shall be deemed the Beneficiary. If at the time of death the Participant has no spouse, then the estate of such Participant shall be conclusively deemed to be the Beneficiary designated to receive such Participant’s death benefit or, if the Participant does not have an estate, then the Participant’s death benefit shall be paid in accordance with the intestate succession laws of the state where the Participant maintained his or her principal residence at the time of death. If a Participant has designated the Participant’s spouse as a Beneficiary, and as of the time of the occurrence of a distributable event, the Participant is no longer married to such designated Beneficiary, and has not properly designated another as Beneficiary in lieu of the Participant’s ex-spouse, then such designated Beneficiary shall be paid benefits in accordance with the Beneficiary designation and the terms of the Plan. If a designated Beneficiary shall die before the Participant, his or her interest under this Section 3.6 shall terminate, and, unless otherwise provided in the Participant’s designation if the designation included more than one Beneficiary, such interest shall be paid in equal shares to those Beneficiaries, if any, who survive the Participant. For purposes of the immediately preceding sentence, a Beneficiary who makes a “qualified disclaimer” (as such term is defined in Code Section 2518(b)) that meets the requirements of Code Section 2518(b) and that is valid under applicable state law shall be treated as dying before the Participant, provided that such disclaimer is actually received by the Plan Administrator prior to the payment of any death benefit under the Plan. If a designated Beneficiary is accused of feloniously or intentionally killing the Participant and such Beneficiary resides in a state that has enacted a “killer statute,” the Plan Administrator shall not pay any of the Participant’s death benefit to such Beneficiary pending the outcome of the Beneficiary’s trial, and if the Beneficiary is found guilty of feloniously or intentionally killing the Participant, the Beneficiary shall have no right to receive any of the Participant’s death benefit and the Beneficiary shall be treated as having died before the Participant for purposes of this Section 3.7. Notwithstanding anything to the contrary in this Section 3.7, if a designated Beneficiary does not predecease the Participant but dies prior to the distribution of the Participant’s death benefit to the Beneficiary, then such death benefit shall be paid to the Beneficiary’s estate.

ARTICLE 4

CONTRIBUTIONS

4.1 Employer Contributions. Subject to the limitations set forth in this Article 4, for each Plan Year, each Employer shall make Contributions to the Plan as provided in this Section 4.1. Contributions shall be paid to the Trustee. All contributions by the Employer shall be irrevocable, except as herein provided, and may be used only for the exclusive benefit of the Participants and their Beneficiaries.

(a) Elective Contributions. The Employer shall make an Elective Contribution in an amount equal to the amount by which each Participant has agreed, in accordance with the provisions of Section 4.2 (Elective Contributions), to reduce his Compensation.

(b) Employer Matching Contributions. Effective July 1, 1998, the Employer shall make Employer Matching Contributions as follows:

(i) As of each Investment Date, an Employer Matching Contribution in an amount that equals twenty-five percent (25%) of the Elective Contribution contributed on behalf of each Participant since the immediately preceding Investment Date, made with respect to Elective Contributions equal to no more than six percent (6%) of such Participant’s Compensation.

(ii) An Employer Matching Contribution on behalf of each Participant who is in the Service of an Employer on the last day of the Plan Year in an amount as necessary such that the aggregate Employer Matching Contribution for the Plan Year made on behalf of such Participant equals twenty-five percent (25%) of the Elective Contribution contributed on behalf of such Participant for the Plan Year with respect to Elective Contributions equal to no more than six percent (6%) of such Participant’s Compensation for the Plan Year. Notwithstanding anything herein to the contrary, for the Plan Year ending December 31, 1998, the Employer Matching Contribution made pursuant to this Section 4.1(b)(ii), shall be in an amount as necessary such that the aggregate Employer Matching Contribution for the Participant equals (A) twenty-five percent (25%) of the Elective Contribution contributed on behalf of such Participant with respect to Elective Contributions equal to no more than six percent (6%) of such Participant’s Compensation for the Plan Year, divided by (B) two.

(iii) Employer Matching Contributions are subject to the limitations on investment provided in Section 8.2 (Direction of Investments).

(iv) Notwithstanding anything herein to the contrary, in the event that the Salary Reduction Contribution to which an Employer Matching Contribution relates is treated as an Excess Contribution, an Excess Aggregate Contribution, or an excess deferral (as defined in Section 4.2(c) (Elective Contributions)), then such Employer Matching Contribution shall be forfeited and the Participant’s Employer Matching Contribution Account adjusted accordingly.

(v) Notwithstanding anything herein to the contrary, in the event that an Employer Matching Contribution is made on behalf of a Participant who is not eligible for an Employer Matching Contribution or is made in an amount that exceeds the Employer Matching Contribution to which the Participant is entitled, such Employer Matching Contribution or excess Employer Matching Contribution, as the case may be, shall constitute a Forfeiture for the Plan Year in which the discovery is made.

(vi) Effective for Plan Years beginning on or after January 1, 2002, Employer Matching Contributions shall be taken into account for purposes of satisfying the top heavy minimum contribution requirements of section 416(c)(2) of the Code and Article 12 of the Plan, if applicable. Employer Matching Contributions that are used to satisfy the top heavy minimum contribution requirements, if applicable, shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code.

(vii) Notwithstanding anything herein to the contrary, no Employer Matching Contribution shall be made with respect to that portion of a Participant’s Elective Contributions that constitute “catch-up” contributions under Section 4.2(c).

(c) Choice Allocation Contributions. Effective for Plan Years beginning on or after January 1, 2000, the Employer shall make a Choice Allocation Contribution on behalf of each Participant who is also a participant in the EDS Retirement Plan and who properly elected not later than the immediately preceding December 31 and in accordance with the terms of the EDS Retirement Plan, to have a portion (not to exceed thirty-three percent (33%)) of any Benefit Credits that would otherwise be made in that Plan contributed instead on such Participant’s behalf under this Plan. Such Choice Allocation Contribution shall equal the Participant’s Benefit Credits for the period in which the election is in effect multiplied by the percentage of such Benefit Credits which the Participant elected to have contributed to this Plan.

(d) Qualified Nonelective Contributions. In its sole and absolute discretion, an Employer may determine to make a Qualified Nonelective Contribution in an amount, if any, determined by the Employer for the benefit of Participants who are not Highly Compensated Employees. Such Qualified Nonelective Contribution shall be nonforfeitable. Such Qualified Nonelective Contribution shall be allocated in the ratio that each Participant’s Compensation for the Plan Year bears to the total Compensation of all such Particiants for such Plan Year.

(e) Qualified Matching Contributions. In its sole and absolute discretion, an Employer may determine to make a Qualified Matching Contribution in an amount, if any, determined by the Employer for the benefit of Participants who are not Highly Compensated Employees. Such Qualified Matching Contribution shall be nonforfeitable and shall be allocated on account of Elective Contributions. Any Qualified Matching Contribution shall be the same percent of each such Participant’s Elective Contribution.

4.2 Elective Contributions. Subject to the limitations set forth herein and the applicable requirements of Treasury regulation section 1.401(k)-1, a Participant may elect to have Elective Contributions contributed to the Plan on the Participant’s behalf as follows:

(a) Salary Reduction Election. Each Participant, in accordance with the policies then established, shall enter into a Salary Reduction Agreement with the Plan Administrator as to his election to reduce his Compensation. The designated percentage by which a Participant may reduce his Compensation pursuant to an election may be any whole percentage from one percent (1%) to twenty percent (20%) (effective May 31, 2002, twenty percent shall be increased to forty percent (40%)) of the Compensation otherwise payable to the Participant during the pay period. The last pay period with respect to which the Participant’s Compensation shall be reduced shall be the last pay period with respect to which the Employer’s payroll is processed before the Participant terminates employment. A Participant may elect to defer a portion of any Equalization Bonus to the extent provided in Appendix B. Such election shall be effective no sooner than the pay period first occurring after the receipt of such Salary Reduction Agreement by the Plan in accordance with the procedures then established by the Plan Administrator. Notwithstanding anything herein or in a prior Plan document to the contrary, effective for the period July 15, 2002 through December 9, 2002, the Salary Reduction Agreement that was in effect at the time a Participant terminates employment with the Employer shall, if such Participant is rehired by the Employer, apply again from the date of rehire until the earlier to occur of (i) the date the Participant files a new Salary Reduction Agreement or (ii) May 1, 2003.

(b) Revocation or Change of Election. Each Participant, by notice to the Plan Administrator in accordance with the procedures then established by the Plan Administrator and communicated to Participants, may prospectively elect to reduce or increase the amount of his Compensation deferred pursuant to a Salary Reduction Agreement made in accordance with this Section 4.2 or cease all reduction of Compensation. If Elective Contributions are ceased hereunder, a Participant may reinstate Elective Contributions by entering into a new Salary Reduction Agreement in accordance with this Section.

(c) Limitation on Elective Contributions. For any Plan Year, no Participant shall make Elective Contributions in excess of $11,000 (or $9,500 effective for Plan Years beginning prior to January 1, 2002) or such increased amount as may from time to time be provided in accordance with Code Section 402(g) or the Regulations thereunder, except to the extent permitted under the following paragraph and Code Section 414(v), if applicable, effective May 31, 2002 for the 2002 Plan Year and for all subsequent Plan Years beginning on or after January 1, 2003. Effective for Plan Years beginning on or after January 1, 2001, if during a Plan Year, the Plan Administrator determines a Participant’s Elective Contributions to the Plan for a calendar year, in addition to the Participant’s elective deferrals to another plan described in the immediately following paragraph, would exceed the 402(g) limitation, the Employer will not make any additional elective deferrals with respect to that Participant for the remainder of that calendar year, paying in cash to the Participant any amounts which would result in the Participant’s Elective Contributions for the calendar year exceeding the 402(g) limitation. Effective for Plan Years beginning on or after January 1, 2001, if the Plan Administrator determines a Participant’s Elective Contributions already contributed to the Plan for a calendar year exceed the 402(g) limitation, the Plan Administrator will distribute the amount in excess of the 402(g) limitation (the “excess deferral”), as adjusted for income earned thereon in accordance with the last sentence of this paragraph, no later than April 15 of the following calendar year. If the Plan Administrator distributes the excess deferral by the appropriate April 15, it may make the distribution irrespective of any other provision under this Plan or under the Code. The Plan Administrator will reduce the amount of excess deferrals for a calendar year distributable to the Participant by the amount of Excess Contributions (as determined in Section 4.4), if any, previously distributed to the Participant for that calendar year. The Plan Administrator shall return the excess Elective Contributions together with income earned thereon through the end of each Plan Year, but shall not return any income earned thereon between the end of the Plan Year and the date the Trustee receives directions from the Plan Administrator to distribute such excess deferral to the Participant.

Effective for Plan Years beginning on or after January 1, 2001, if a Participant participates in another plan under which the Participant makes elective deferrals pursuant to a Code §401(k) arrangement, elective deferrals under a Simplified Employee Pension, or salary reduction contributions to a tax-sheltered annuity, irrespective of whether the Employer maintains the other plan, the Participant may provide the Plan Administrator a written claim for excess deferrals made for a calendar year. The Participant must submit the claim no later than the March 1 following the close of the particular calendar year and the claim must specify the amount of the Participant’s Elective Contributions under this Plan which are excess deferrals. If the Plan Administrator receives a timely claim, it will distribute the excess deferrals (as adjusted for income) the Participant has assigned to this Plan, in accordance with the distribution procedure described in the immediately preceding paragraph. In the case of 402(g) excess deferrals that exist during any calendar year under this Plan and all other plans, contracts or arrangements of the Employer maintaining this Plan, the Participant will be deemed to have submitted a claim for such excess deferrals pursuant to this paragraph.

Effective May 31, 2002 for the 2002 Plan Year and for all subsequent Plan Years beginning on or after January 1, 2003, all Participants who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, section 414(v) of the Code and the regulations thereunder. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

(d) Special Rules for ATK Plan Participants.

Notwithstanding anything herein to the contrary, an ATK Plan participant shall be permitted to prospectively revoke his or her existing salary reduction contribution election that was effective under the ATK Plan as of January 1, 2003 and, if the ATK Plan Participant wishes, to replace it with a Salary Reduction Agreement under this Plan, all in accordance with the policies and procedures established by the Plan Administrator under Sections 4.2(a) and (b). Unless and until such a revocation occurs, the ATK Plan Participant’s salary reduction contribution election that was effective under the ATK Plan as of January 1, 2003 shall continue in effect for purposes of determining such ATK Plan Participant’s Elective Contributions under this Plan.

4.3 Payment of Elective Contributions to the Trust. Elective Contributions shall be delivered by the Employer to the Trustee as soon as practicable. Except to the extent otherwise permitted in accordance with Department of Labor Regulation § 2510.3-102, the Employer shall pay Elective Contributions to the Trustee on the earliest date on which such contributions can reasonably be segregated from the Employer’s general assets, not to exceed the fifteenth business day of the month following the month in which (i) the contributions are received by the Employer or (ii) the date on which such amounts would otherwise have been payable to the Participant in cash. All contributions by the Employer must be delivered to the Trustee by the time prescribed by law for filing the Employer’s Federal income tax return (including extensions thereof). If the contribution is on account of the Employer’s preceding fiscal year, the contribution shall be accompanied by the Employer’s statement to the Trustee that payment is on account of such fiscal year.

4.4 Limitation on Elective Contributions for Highly Compensated Employees.

(a) Limitations. Notwithstanding the provisions of Section 4.1 (Employer Contributions), the Actual Deferral Percentage for the Highly Compensated Employees with respect to any Plan Year shall not exceed the greater of (i) or (ii):

(i) The Actual Deferral Percentage for the Employees who are not Highly Compensated Employees or, effective only for Plan Years beginning January 1, 1999, 2000 and 2001, who were not Highly Compensated Employees for the preceding Plan Year, multiplied by one and one-fourth (1.25); or

(ii) The Actual Deferral Percentage for the Employees who are not Highly Compensated Employees or, effective only for Plan Years beginning January 1, 1999, 2000 and 2001, who were not Highly Compensated Employees for the preceding Plan Year, multiplied by two (2); provided, however, that the Actual Deferral Percentage for the Highly Compensated Employees may not exceed the Actual Deferral Percentage for the Employees who are not Highly Compensated Employees or, effective only for Plan Years beginning January 1, 1999, 2000 and 2001, who were not Highly Compensated Employees for the preceding Plan Year, by more than two (2) percentage points, but subject to the aggregate limitation rules of paragraph 4.4(c).

(b) “Actual Deferral Percentage” shall mean the average of the ratios (calculated separately for each Employee to the nearest one-hundredth of one percent) of:

(i) The amount of all Elective Contributions actually contributed to the Trust on behalf of such Employee and allocated to his Elective Contribution Account for such Plan Year, plus, in accordance with regulations promulgated by the Secretary of the Treasury, such Employer Matching Contributions, if any, as may be designated by the Plan Administrator as includible in this computation for the Plan Year to

(ii) The Employee’s Compensation, such average of ratios being multiplied by one hundred (100).

To the extent that the Plan Administrator elects, pursuant to the above paragraph, to take Employer Matching Contributions into account in computing the Actual Deferral Percentage, the Actual Contribution Percentage tests under Section 4.5 (Limitation on Employer Matching Contributions) must still be computed and satisfied separately, and in doing so the Plan Administrator shall disregard the Employer Matching Contributions used in computing the Actual Deferral Percentage for such Plan Year.

For purposes of this Section 4.4(b), the ratio calculated for any Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Contributions allocated to his accounts under two or more plans or arrangements described in Code Section 401(k) that are maintained by an Employer or a Controlled Group Member shall be determined as if all such contributions were made under a single arrangement provided that if such plans or arrangements have different plan years, then for Plan Years beginning before January 1, 2005, all such plans or arrangements ending with or within the same calendar year shall be treated as a single arrangement and for Plan Years beginning on or after January 1, 2005, all Elective Contributions made during the Plan Year under all such plans or arrangements shall be aggregated. Further, in the event that this Plan satisfies the requirements of Code Section 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii)) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Code Sections 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii)) only if aggregated with this Plan, then the Actual Deferral Percentage shall be determined by calculating the ratio for each Employee as if all such plans were a single plan. This Plan may only be aggregated with another plan or plans pursuant to the immediately preceding sentence if this Plan and such other plan or plans have the same Plan Year and such other plan or plans use the same Actual Deferral Percentage testing method.

Notwithstanding anything herein to the contrary, effective for Plan Years beginning on or after January 1, 2005, the Actual Deferral Percentage shall no longer be calculated separately for the ESOP portion of the Plan established under Article 15.

(c) Rules Applicable to Calculation of the Actual Deferral Percentage for Employees who are not Highly Compensated Employees.

(i) Effective only for Pan Years beginning January 1, 1999, 2000 and 2001, the Actual Deferral Percentage for the Employees who were not Highly Compensated Employees for the preceding Plan Year shall be determined by taking into account those Employees who were not Highly Compensated Employees for the preceding Plan Year, using the definition of Highly Compensated Employee in effect for the preceding Plan Year and determined without regard to the Employee’s status for the current Plan Year or, except as provided in paragraph (ii), below, changes in the group of Employees who are not Highly Compensated Employees for the current Plan Year.

(ii) Effective only for Plan Years beginning January 1, 1999, 2000 and 2001, for a Plan Year during which there is a Plan Coverage Change (other than a minor Plan Coverage Change), the Actual Deferral Percentage for the Employees who are not Highly Compensated Employees shall be the weighted average of the adjusted Actual Deferral Percentages for each subgroup of Employees who are not Highly Compensated Employees who were eligible to participate in a Section 401(k) plan maintained by a Controlled Group Member, as determined in accordance with Internal Revenue Service Notice 98-1.

(iii) Effective only for Plan Years beginning January 1, 1999, 2000 and 2001, any Qualified Non-Elective Contributions shall be taken into consideration for purposes of calculating the Actual Deferral Percentage for the Employees who were not Highly Compensated Employees for the preceding Plan Year only if such Qualified Non-Elective Contributions are allocated as of a date within the preceding Plan Year and contributed not later than the end of the twelve-month period following the end of the preceding Plan Year.

(d) Aggregate Limit. Effective for Plan Years beginning prior to January 1, 2002, if one or more Highly Compensated Employees are eligible for contributions that are tested under both this Section 4.4 and Section 4.5 (Limitation on Employer Matching Contributions), multiple use of the alternative limit set forth in Section 4.4(a)(ii) shall be limited so that the aggregated Actual Deferral Percentage and Actual Contribution Percentage of such Highly Compensated Employees does not exceed the aggregate limit. For purposes of this Section 4.4(d), the “aggregate limit” is the greater of the following:

(i) The sum of:

(A) One and one-fourth (1.25) multiplied by the greater of (a) the Actual Deferral Percentage of the Employees who are not Highly Compensated Employees for the Plan Year, or, effective only for Plan Years beginning January 1, 1999, 2000 and 2001, the Employees who are not Highly Compensated Employees for the preceding Plan Year, or (b) the Actual Contribution Percentage of the Employees who are not Highly Compensated Employees for the Plan Year, or, effective only for Plan Years beginning January 1, 1999, 2000 and 2001, who were not Highly Compensated Employees for the preceding Plan Year; and

(B) Two (2) plus the lesser of (a) or (b) above; provided, however, that this amount shall not exceed two (2) multiplied by of the lesser of (a) or (b) above; or

(ii) The sum of:

(A) One and one-fourth (1.25) multiplied by the lesser of (a) the Actual Deferral Percentage of the Employees who are not Highly Compensated Employees for the Plan Year, or, effective only for Plan Years beginning January 1, 1999, 2000 and 2001, who were not Highly Compensated Employees for the preceding Plan Year, and (b) the Actual Contribution Percentage for the Employees who are not Highly Compensated Employees for the Plan Year or, effective only for Plan Years beginning January 1, 1999, 2000 and 2001, who were not Highly Compensated Employees for the preceding Plan Year; and

(B) Two (2) plus the greater of (a) and (b) in the immediately preceding subparagraph; provided, however, that this amount shall not exceed two (2) multiplied by the greater of (a) or (b) above.

Amounts in excess of the aggregate limit shall be treated as excess contributions and adjusted as provided in Section 4.4(e). For purposes of applying this multiple use limit, the Actual Contribution Percentage and the Actual Deferral Percentage shall be determined after any required distributions of excess contributions and deferrals under Sections 4.2(c) Elective Contributions), 4.4(e), and 4.5(e) (Limitation on Employer Matching Contributions) and any adjustment of Employer Matching Contributions in accordance with Section 4.1(b)(iv) (Employer Contributions).

(e) Adjustments for Excess Contributions. If at any time during a Plan Year, the Actual Deferral Percentage for the Highly Compensated Employees exceeds or is reasonably expected by the Plan Administrator to exceed the amounts allowed under Sections 4.4(a) and 4.4(d), then the Plan Administrator, in its sole and absolute discretion, shall, at least once prior to the end of the Plan Year and more often if the Plan Administrator elects, do one or more of the following:

(i) Prospective Reduction of Excess Contributions. Prospectively and in the same proportion reduce the amount of Compensation to be deferred pursuant to Section 4.2 (Elective Contributions), by each Highly Compensated Employee who has elected to defer a portion of his Compensation until the Actual Deferral Percentage for Highly Compensated Employees for the Plan Year will equal the greater of (i) or (ii) of Section 4.4(a), as limited by Section 4.4(d).

(ii) Refund of Excess Contributions. Refund the portion of each Highly Compensated Employee’s Elective Contribution that constitutes a portion of the “Excess Contribution” (hereinafter defined) for the Plan Year, plus earnings (or less losses) thereon for the Plan Year. All refunds shall be distributed by the Trustee to the Employer within two and one-half (2 1/2) months after the close of the Plan Year in which the excess contribution arose, if administratively feasible, but in no event later than twelve (12) months after such date.

Excess Contribution shall mean, with respect to any Plan Year, the excess of:

(A) The aggregate amount of Elective Contributions actually paid over to the Trust on behalf of Highly Compensated Employees for such Plan Year, over

(B) The maximum amount of such Elective Contributions permitted under the limitations of Sections 4.4(a) and (d).

The total amount of Excess Contributions is to be determined by the following leveling method, under which the Actual Deferral Percentage of the Highly Compensated Employee with the highest Actual Deferral Percentage is reduced to the extent required to (i) enable the Plan to satisfy the limitations of Sections 4.4(a) and (d), or (ii) cause such Highly Compensated Employee’s Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly Compensated Employee with the next highest Actual Deferral Percentage, whichever occurs first. This process must be repeated until the Plan satisfies the limitations of Sections 4.4(a) and (d).

Once the total amount of Excess Contributions is determined, such Excess Contributions shall be distributed to the Highly Compensated Employee with the greatest amount of Elective Contributions until such Highly Compensated Employee’s Elective Contributions are reduced by the full amount of the excess contributions or until such Highly Compensated Employee’s Elective Contributions equal the Elective Contributions of the Highly Compensated Employee with the next greatest amount of Elective Contributions, whichever comes first. This process must be repeated until all Excess Contributions are distributed. A Highly Compensated Employee’s Elective Contributions under this paragraph shall be the aggregate amount of Elective Contributions provided by the third paragraph of Section 4.4(b), if applicable, provided that only Excess Contributions under this Plan may be distributed to such Highly Compensated Employee pursuant to this paragraph.

The provisions of this Section 4.4(e) shall be applied after the provisions of Section 4.2(c) (Elective Contributions) and any distributions of excess deferrals thereunder. Any distribution made pursuant to this Section 4.4(e) may be made notwithstanding any other provision of this Plan.

Effective for Plan Years beginning on or after January 1, 2005, the amount of earnings or losses allocable to the excess contributions to be refunded pursuant to this Section 4.4(e)(ii) shall include earnings or losses allocable for the Plan Year to which such excess contributions relate and for the period between the end of the Plan Year and the date of distribution.

(iii) Determination of Earnings and Losses. The earnings or losses allocable to excess contributions for the Plan Year shall be determined in the manner prescribed by the applicable Treasury regulations.

(iv) Income Allocable to Excess Contributions. The income allocable to excess contributions, for purposes of Sections 4.4(e)(iii) and (iv), shall include all earnings and appreciation, including such items as interest, dividends, rent, royalties, gains from the sale of property, appreciation in the value of stock, bonds, annuity and life insurance contracts, and other property, without regard to whether such appreciation has been realized.

(f) Special Rules for ATK Plan Participants and UGS Plan Participants.

Notwithstanding anything herein to the contrary, the Code Section 401(k) elective contribution limitations shall apply separately to this Plan’s Participants, the ATK Plan Participants and the UGS Plan Participants for all periods prior to January 1, 2003. Further, the Code Section 401(k) elective contribution limitation provisions of the ATK Plan and the UGS Plan shall apply in lieu of this Section 4.4 to the ATK Plan Participants and the UGS Plan Participants, respectively, for periods prior to January 1, 2003. Such provisions include the use of the current year Actual Deferral Percentage for those ATK Plan Participants who were not Highly Compensated Employees and the prior year Actual Deferral Percentage for those UGS Plan Participants who were not Highly Compensated Employees. Effective for Elective Contributions made by ATK Plan Participants and UGS Plan Participants starting on January 1, 2003, the provisions of this Section 4.4 shall apply.

4.5 Limitation on Employer Matching Contributions.

(a) Limitations. Notwithstanding the provisions of Sections 4.1(b) (Employer Contributions), the Actual Contribution Percentage for the Highly Compensated Employees with respect to any Plan Year shall not exceed the greater of (i) or (ii):

(i) The Actual Contribution Percentage for the Employees who are not Highly Compensated Employees or, effective only for Plan Years beginning January 1, 1999, 2000 and 2001, who were not Highly Compensated Employees for the preceding Plan Year, multiplied by one and one-fourth (1.25); or

(ii) The Actual Contribution Percentage for the Employees who are not Highly Compensated Employees or, effective only for Plan Years beginning January 1, 1999, 2000 and 2001, who were not Highly Compensated Employees for the preceding Plan Year, multiplied by two (2); provided, however, that the Actual Contribution Percentage for the Highly Compensated Employees may not exceed the Actual Contribution Percentage for the Employees who are not Highly Compensated Employees or, effective only for Plan Years beginning January 1, 1999, 2000 and 2001, who were not Highly Compensated Employees for the preceding Plan Year, by more than two (2) percentage points, but subject to the aggregate limitation rules of paragraph 5.3(b).

(b) “Actual Contribution Percentage” shall mean, for a specified group of Employees, the average of the ratios (calculated separately for each Employee in such group to the nearest one one-hundredth percent (.01%)) of:

(i) The amount of all Employer Matching Contributions actually contributed to the Trust on behalf of such Employee and allocated to his Employer Matching Contribution Account for such Plan Year and, in accordance with regulations promulgated by the Secretary of the Treasury, such Elective Contributions, if any, as may be designated by the Plan Administrator as includible in this computation for the Plan Year; to

(ii) The Employee’s Compensation, such average of ratios being multiplied by one hundred (100).

To the extent the Plan Administrator elects, pursuant to the above paragraph, to take Elective Contributions into account in computing the Actual Contribution Percentage, the Actual Deferral Percentage tests under Section 4.4 (Limitation on Elective Contributions for Highly Compensated Employees) must still be computed and satisfied separately, and in doing so the Employer shall disregard the Elective Contributions used in computing the Actual Contribution Percentage for such Plan Year.

For purposes of this Section 4.5(b) the ratio calculated for any Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to have Employer Matching Contributions allocated to his accounts under two or more plans described in Code Section 401(a) that are maintained by an Employer or a Controlled Group Member shall be determined as if all such contributions were made under a single plan provided that if such plans have different plan years, then for Plan Years beginning before January 1, 2005, all such plans ending with or within the same calendar year shall be treated as a single plan and for Plan Years beginning on or after January 1, 2005, all Employer Matching Contributions made during the Plan Year under all such plans shall be aggregated. Further, in the event that this Plan satisfies the requirements of Code Section 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii)) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Code Sections 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii)) only if aggregated with this Plan, then the Actual Contribution Percentage shall be determined by calculating the ratio for each Employee as if all such plans were a single plan. This Plan may only be aggregated with another plan or plans pursuant to the immediately preceding sentence if this Plan and such other plan or plans have the same Plan Year and such other plan or plans use the same Actual Contribution Percentage testing method.

Notwithstanding anything herein to the contrary, effective for Plan Years beginning on or after January 1, 2005, the Actual Contribution Percentage shall no longer be calculated separately for the ESOP portion of the Plan established under Article 15.

(c) Rules Applicable to Calculation of the Actual Contribution Percentage for Employees who are not Highly Compensated Employees.

(i) Effective only for Plan Years beginning January 1, 1999, 2000 and 2001, the Actual Contribution Percentage for the Employees who were not Highly Compensated Employees for the preceding Plan Year shall be determined by taking into account those Employees who were not Highly Compensated Employees for the preceding Plan Year, using the definition of Highly Compensated Employee in effect for the preceding Plan Year and determined without regard to the Employee’s status for the current Plan Year or, except as provided in paragraph (ii), below, changes in the group of Employees who are not Highly Compensated Employees for the current Plan Year.

(ii) Effective only for Plan Years beginning January 1, 1999, 2000 and 2001, for a Plan Year during which there is a Plan Coverage Change (other than a minor Plan Coverage Change), the Actual Contribution Percentage for the Employees who are not Highly Compensated Employees shall be the weighted average of the adjusted Actual Contribution Percentages for each subgroup of

Employees who are not Highly Compensated Employees and who were eligible to participate in a Section 401(k) plan maintained by a Controlled Group Member, as determined in accordance with Internal Revenue Service Notice 98-1.

(iii) Effective only for Plan Years beginning January 1, 1999, 2000 and 2001, any Qualified Non-Elective Contributions shall be taken into consideration for purposes of calculating the Actual Contribution Percentage for the Employees who were not Highly Compensated Employees for the preceding Plan Year only if such Qualified Matching Contributions are allocated as of a date within the preceding Plan Year and contributed not later than the end of the twelve-month period following the end of the preceding Plan Year.

(d) Aggregate Limit. Effective for Plan Years beginning prior to January 1, 2002, if one or more Highly Compensated Employees are eligible for contributions that are tested under both this Section 4.5 and Section 4.4 (Limitation on Elective Contributions for Highly Compensated Employees), multiple use of the alternative limit set forth in Section 4.5(a)(ii) shall be limited so that the aggregated Actual Deferral Percentage and Actual Contribution Percentage of such Highly Compensated Employees does not exceed the aggregate limit. The “aggregate limit,” for purposes of this Section 4.5, is the greater of the following:

(i) The sum of:

(A) One and one-fourth (1.25) multiplied by the greater of (i) the Actual Deferral Percentage of the Employees who are not Highly Compensated Employees for the Plan Year, or, effective only for Plan Years beginning January 1, 1999, 2000 and 2001, the Employees who were not Highly Compensated Employees for the preceding Plan Year, or (ii) the Actual Contribution Percentage of the Employees who are not Highly Compensated Employees for the Plan Year, or, effective only for Plan Years beginning January 1, 1999, 2000 and 2001, the Employees who were not Highly Compensated Employees for the preceding Plan Year; and

(B) Two (2) plus the lesser of (i) or (ii) above; provided, however, that this amount shall not exceed two (2) multiplied by the lesser of (i) or (ii) above; or

(ii) The sum of:

(A) One and one-fourth (1.25) multiplied by the lesser of (a) the Actual Deferral Percentage of the Employees who are not Highly Compensated Employees for the Plan Year, or, effective only for Plan Years beginning January 1, 1999, 2000 and 2001, the Employees who were not Highly Compensated Employees for the preceding Plan Year, and (b) the Actual Contribution Percentage for the Employees who are not Highly Compensated Employees for the Plan Year or, effective only for Plan Years beginning January 1, 1999, 2000 and 2001, who were not Highly Compensated Employees for the preceding Plan Year; and

(B) Two (2) plus the greater of (a) and (b) in the immediately preceding subparagraph; provided, however, that this amount shall not exceed two (2.0) multiplied by the greater of (a) or (b) above.

Amounts in excess of the aggregate limit shall be treated as excess aggregate contributions and adjusted as provided in Section 4.5(e). For purposes of applying this multiple use limit, the Actual Contribution Percentage and the Actual Deferral Percentage shall be determined after any required distributions of excess contributions and deferrals under Sections 4.2(c) (Elective Contributions), 4.4(e) (Limitation on Elective Contributions for Highly Compensated Employees) and 4.5(e) and any adjustment of Employer Matching Contributions in accordance with Section 4.1(b)(iv).

(e) Adjustments for Excess Contributions.

(i) Distribution of Excess Employer Matching Contributions. To the extent that the Actual Contribution Percentage for the Highly Compensated Employees during a Plan Year would exceed, if not adjusted in accordance with this Section, the amounts allowable under Section 4.5(a) or (d), ‘Excess Aggregate Contributions’ (hereinafter defined) for the Plan Year, plus earnings and less losses thereon for the Plan Year allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed by the Trustee to the Highly Compensated Employees within two and one-half months after the close of the Plan Year in which such Excess Aggregate Contributions arose, if administratively feasible, and within twelve (12) months after the close of such Plan Year, at the latest. To the extent required by law, Excess Aggregate Contributions shall be treated as Annual Additions under Sections 5.7 (Correction for Excess Annual Additions) and 5.8 (Limitation for Multiple Plan Participants).

Effective for Plan Years beginning on or after January 1, 2005, the amount of earnings or losses allocable to the excess aggregate contributions to be refunded pursuant to this Section 4.5(e)(i) shall include earnings or losses allocable for the Plan Year to which such excess aggregate contributions relate and for the period between the end of the Plan Year and the date of distribution.

(ii) Excess Aggregate Contributions. Excess Aggregate Contribution shall mean, with respect to any Plan Year, the excess of:

(A) The aggregate amount of Employer Matching Contributions actually paid over to the Trust on behalf of Highly Compensated Employees for such Plan Year, over

(B) The maximum amount of such Employer Matching Contributions permitted under the limitations of Sections 4.5(a) and (d).

The total amount of Excess Aggregate Contributions is to be determined by the following leveling method, under which the Actual Contribution Percentage of the Highly Compensated Employee with the highest Actual Contribution Percentage is reduced to the extent required to (i) enable the Plan to satisfy the limitations of Sections 4.5(a) and (d), or (ii) cause such Highly Compensated Employee’s Actual Contribution Percentage to equal the Actual Contribution Percentage of the Highly Compensated Employee with the next highest Actual Contribution Percentage, whichever occurs first. This process must be repeated until the Plan satisfies the limitations of Sections 4.5(a) and (d).

Once the total amount of Excess Aggregate Contributions is determined, such Excess Aggregate Contributions shall be distributed to the Highly Compensated Employee with the greatest amount of Employer Matching Contributions until such Highly Compensated Employee’s Employer Matching Contributions are reduced by the full amount of the Excess Aggregate Contributions or until such Highly Compensated Employee’s Employer Matching Contributions equal the Employer Matching Contributions of the Highly Compensated Employee with the next greatest amount of Employer Matching Contributions, whichever comes first. This process must be repeated until all Excess Aggregate Contributions are distributed. A Highly Compensated Employee’s Employer Matching Contributions under this paragraph shall be the aggregate amount of Employer Matching Contributions provided by the third paragraph of Section 4.5(b), if applicable, provided that only Excess Aggregate Contributions under this Plan may be distributed to such Highly Compensated Employee pursuant to this paragraph.

Any distribution made pursuant to Section 4.5(e) may be made notwithstanding any other provision of this Plan.

(iii) Determination of Earnings and Losses. The earnings or losses allocable to excess contributions shall be determined in the manner prescribed by the applicable Treasury regulations.

(iv) Income Allocable to Excess Aggregate Contributions. The income allocable to Excess Aggregate Contributions, for purposes of Sections 4.5(e)(iii) and (iv), shall include all earnings and appreciation, including such items as interest, dividends, rent, royalties, gains from the sale of property, appreciation in the value of stock, bonds, annuity and life insurance contracts, and other property, without regard to whether or not such appreciation has been realized.

(f) Specific Rules for ATK Plan Participants and UGS Plan Participants.

Notwithstanding anything herein to the contrary, the Code Section 401(m) limitations shall apply separately to this Plan’s Participants, the ATK Plan Participants and the UGS Plan Participants for all periods prior to January 1, 2003. Further, the Code Section 401(m) matching contribution limitation provisions of the UGS Plan and Code Section 401(m) after-tax contribution limitations of the ATK Plan shall apply in lieu of this Section 4.5 to the UGS Plan Participants and ATK Plan Participants, respectively, for periods prior to January 1, 2003. Such provisions include the use of the current year Average Contribution Percentage for those ATK Plan Participants who were not Highly Compensated Employees and the prior year Average Contribution Percentage for those UGS Plan Participants who were not Highly Compensated Employees. Effective for Employer Matching Contributions made on behalf of ATK Plan and UGS Plan Participants starting on January 1, 2003, the provisions of this Section 4.5 shall apply.

4.6 Rollover Contribution. Subject to the approval of the Plan Administrator, an Employee may contribute a rollover amount to the Trust which is an eligible rollover distribution as defined in Code Section 402(c)(4) or which is a rollover contribution described in Code Section 408(d)(3). The Plan may accept a direct rollover of any amounts distributed on behalf of a Participant (including any loan distributed on behalf of a Participant), from a Qualified Plan or a plan established pursuant to Code Section 403(a) to this Plan for Plan Years beginning prior to January 1, 2002 and for Plan Years beginning on or after January 1, 2002, the Plan may accept a direct rollover of such amounts from (i) a Qualified Plan or a plan established pursuant to Code Section 403(a), excluding after-tax employee contributions, (ii) an annuity contract described in Code Section 403(b), excluding after-tax employee contributions and (iii) an eligible plan under Code Section 457(f) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, excluding after-tax employee contributions. The Plan may also accept (i) a direct rollover from an individual retirement account described in Code Section 408(a), but only if such individual retirement account is a conduit individual retirement account that has no assets other than assets which (A) were previously distributed to the Participant by another qualified plan as a lump-sum distribution, (B) were eligible for tax-free rollover to a qualified plan or individual retirement account, and (C) were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof and other than earnings on said assets, and (ii) amounts distributed to the Participant from a conduit individual retirement account meeting the requirements of clause (i) above, and transferred by the Participant to this Plan within sixty (60) days of the Participant’s receipt thereof from such conduit individual retirement account. Such rollover amount shall be credited to the Participant’s Rollover Account as of the Valuation Date next following receipt by the Trustee. Notwithstanding anything to the contrary herein, the Plan Administrator may instruct the Trustee to return any amounts transferred or contributed to the Plan in accordance with this Section which, after transferred or contributed into the Plan are determined to be made in contravention of any qualification provisions of the Code or of the intent of the Plan.

4.7 Transferred Assets. As a condition to accepting a direct transfer of Participant’s benefits held in a plan qualified under Code Section 401(a), the Plan Administrator shall require that all amounts, or portions thereof which shall comprise such transferred assets, be properly identified by the Employee or transferring plan’s trustee or plan administrator as either Prior

Employer Matching Contributions, Prior Employer Non-Elective Contributions, Prior Employer Voluntary Contributions, Prior Employer Elective Contributions or Prior Employer Rollovers, or earnings therefrom. It is specifically prohibited to reduce or eliminate any benefit protected under Code Section 411(d)(6) which would otherwise be reduced or eliminated as the result of a merger of a Qualified Plan with the Plan, the transfer of assets from a Qualified Plan to the Plan or any other event having the effect of amending a Qualified Plan or Plans in order to transfer plan benefits. The Plan hereby incorporates by reference the provisions of any Qualified Plan which is merged into, or from which assets are transferred to, the Plan, which are controlling with respect to any benefit protected under Code Section 411(d)(6), including those set forth in Appendix C, and necessary to prevent the reduction or elimination of any such protected benefit. Notwithstanding the immediately preceding sentence, the distribution options set forth in the following table shall no longer be available to Participants with respect to any distributions with an Annuity Starting Date commencing on or after the effective date of elimination indicated below:

Eliminated Distribution Option Listed on Appendix C, part A	Effective Date of Elimination
Distribution Options 1 through 36	May 1, 2001

4.8 Reverting of Contribution Made by Mistake of Fact. If any contribution is made by an Employer to the Plan by mistake of fact, including but not limited to, an arithmetical error in calculating the amounts that were to be contributed to the Plan, such portions of the contribution as were made by such mistake of fact may, at the election of the Employer, together with any earnings or losses thereon, revert and be repaid to the Employer within one (1) year after such amounts were contributed to the Plan.

4.9 Reverting of Non-Deductible Contribution. If a contribution is made by an Employer to the Plan which is not wholly deductible under Code Section 404, then, to the extent the deduction is disallowed, such non-deductible amounts together with any earnings or losses thereon, shall be returned to the respective Employer (or to the extent such contribution constitutes Elective Contributions, to the respective Participants), within one year after the contribution is made into the Trust.

4.10 Limitation on Reversions. Except as provided herein, the principal and income of the Trust shall in no event be paid to or revert to the Employer or be used for any purpose other than the exclusive benefit of the Participants and their Beneficiaries.

ARTICLE 5

ALLOCATIONS TO INDIVIDUAL ACCOUNTS

5.1 Individual Account. The Trustee shall establish and maintain for each Participant an Elective Contribution Account, an Employer Matching Contribution Account and a Choice Allocation Account that will reflect the Participant’s share of Employer contributions, if any, under the Plan, and the Adjustments thereto, plus, in the case of the ATK Plan Participants and the UGS Plan Participants, certain amounts that are transferred to this Plan as a result of the mergers of the ATK Plan and the UGS Plan into this Plan as well as any contributions that are made to this Plan pursuant to Section 1.4 for the 2002 plan year. In addition, the Trustee shall establish a Discretionary Profit Sharing Contribution for each ATK Plan Participant to reflect such Participant’s profit sharing contributions that are transferred to this Plan as a result of the merger of the ATK Plan into this Plan as well as any such contributions that are made to this Plan pursuant to Section 1.4 for the 2002 plan year. The Trustee shall also establish a Prior Employer Voluntary Contribution Account, a Prior Employer Non-Elective Contribution Account, a Prior Employer Matching Contribution Account, a Prior Employer Elective Contribution Account, a Prior Employer Rollover Account and a Rollover Account on behalf of a Participant as needed. Such accounts shall reflect Prior Employer Voluntary Contributions, Prior Employer Non-Elective Contributions, Prior Employer Matching Contributions, Prior Employer Elective Contributions, Prior Employer Rollovers and Rollover Contributions, as applicable, transferred to the Plan on behalf of a Participant and the income, loss, appreciation, and depreciation attributable to such contributions. The Trustee shall also maintain records to indicate the amount of each Individual Account that is invested in each Investment Fund.

5.2 Charging of Payments and Distributions. As of each Valuation Date and prior to any Adjustment under Section 5.3 (Allocation of Adjustment), all payments, distributions and withdrawals made under the Plan since the immediately preceding Valuation Date to or for the benefit of a Participant or his Beneficiary shall be charged to the Individual Account of such Participant unless previously charged.

5.3 Allocation of Adjustment. The Adjustment of the Trust shall be determined by the Trustee as of each Valuation Date and allocated in accordance herewith. Any Adjustment shall be deemed conclusive.

(a) First, the assets of the Plan shall be valued at their current fair market value as of each Valuation Date, and the Adjustment since the immediately preceding Valuation Date shall be made to the Individual Accounts of all Participants and former Participants under the Plan in the ratio that the fair market value of each such Individual Account as of the immediately preceding Valuation Date bears to the total fair market value of all Individual Accounts as of the immediately preceding Valuation Date.

(b) Notwithstanding anything herein to the contrary, the dividends, capital gains distributions, and other earnings and losses incurred on any share or unit of a Plan investment that is specifically credited or earmarked to a Participant’s Individual Account under the Plan shall be allocated to such Individual Account and immediately reinvested, to the extent practicable, in additional shares or units of such Plan investment, provided that effective May 31, 2002, dividends on shares of Employer Stock that are allocated to a Participant’s Individual Account through an investment in the EDS Stock Fund shall be subject to the requirements of Section 15.5.

5.4 Allocation of Employer Contributions. Subject to the limitations on Annual Additions in Section 5.6 (Maximum Additions), as of each Valuation Date, but in no event later than the last day of the Plan Year to which such contributions relate, Employer Contributions shall be allocated and credited to and among the Individual Accounts of Participants as follows:

(a) First, effective as of July 1, 1998, allocate to the Individual Accounts of Participants whose nonvested benefits were forfeited in accordance with Section 6.9 (Forfeiture Occurs and Restoration of Non-Vested Accrued Benefit) but who have returned to Service within the time prescribed in Section 6.9 (Forfeiture Occurs and Restoration of Non-Vested Accrued Benefit) or who have made a claim for benefits pursuant to Section 9.16 (Missing Persons), such portion of the Forfeitures for the Plan Year as is necessary to restore in accordance with Section 6.9 (Forfeiture Occurs and Restoration of Non-Vested Accrued Benefit) or Section 9.16 (Missing Persons) the benefits of such Participants. In the event that Forfeitures are insufficient to restore the benefits for such Participants, the Employer shall make an additional contribution such that these benefits are fully restored.

(b) Next, as soon as practicable following the contribution of Elective Contributions, allocate to each Participant’s Elective Contribution Account that portion of the total Elective Contributions that equals the amount of his Compensation which the Participant has elected to defer during the period on account of which such Elective Contributions are made.

(c) Next, as soon as practicable following the contribution of Employer Matching Contributions made pursuant to Section 4.1(b)(i) (Employer Contributions), allocate such Employer Matching Contributions in accordance with Section 4.1(b)(i) (Employer Contributions) for the period on account of which such Employer Matching Contributions are made.

(d) Next, as of the last Valuation Date in each calendar month, allocate any Choice Allocation Contribution pursuant to and in accordance with Section 4.1(c) (Employer Contributions) to the Choice Allocation Account of each Participant who has elected to receive such a contribution.

(e) Next, as of the last day of the Plan Year, allocate any Employer Matching Contribution made pursuant to and in accordance with Section 4.1(b)(ii) (Employer Contributions) to the Employer Matching Contribution Account of each Participant who is in the Service of an Employer on the last day of the Plan Year.

(f) Next, in the event that the Employer has made a Qualified Nonelective Contribution for the Plan Year, as of the last day of the Plan Year allocate the portion of the Qualified Nonelective Contribution to the Elective Contribution Account of each Participant who is not a Highly Compensated Employee which equals the maximum amount that can be allocated without causing the total contribution for the Participant to exceed the limits in Section 5.6 (Maximum Additions); provided, however, that allocations under this Section 5.4(f) shall be made first for the benefit of the Participant or Participants who are not Highly Compensated Employees and who have the lowest

Actual Deferral Percentages for the Plan Year, then as the Actual Deferral Percentages of those Participants increase, add the Participants who are not Highly Compensated Employees and who have the next lowest Actual Deferral Percentages until the entire Qualified Nonelective Contribution as been allocated.

(g) Next, in the event that the Employer has made a Qualified Matching Contribution for the Plan Year, as of the last day of the Plan Year allocate the portion of the Qualified Matching Contribution to the Employer Matching Contribution Account of each Participant who is not a Highly Compensated Employee which equals the maximum amount that can be allocated without causing the total contribution for the Participant to exceed the limits in Section 5.6 (Maximum Additions); provided, however, that allocations under this Section 5.4(e) shall be made first for the benefit of the Participant or Participants who are not Highly Compensated Employees and who have the lowest Actual Contribution Percentages for the Plan Year, then as the Actual Contribution Percentages of those Participants increase, add the Participants who are not Highly Compensated Employees and who have the next lowest Actual Contribution Percentages until the entire Qualified Matching Contribution as been allocated.

(h) Notwithstanding anything in this Section 5.4 to the contrary, in no event shall amounts in excess of the amounts permitted in Section 5.6 (Maximum Additions) be allocated to any Participant’s Individual Account.

5.5 Forfeitures. Forfeitures shall be applied to offset Employer Contributions for the Plan Year during which the Forfeitures occur and/or the immediately following Plan Year, provided that such Forfeitures shall first be applied in accordance with Section 5.4(a) (Allocation of Employer Contributions). Except as provided in the immediately following sentence, forfeitures that are transferred to this Plan as a result of the mergers of the ATK Plan and the UGS Plan into this Plan shall be treated under this Section 5.5 as if such forfeitures arose under this Plan. Notwithstanding the foregoing, forfeitures that arose in ATK Plan during 2002 shall be used in the manner prescribed by the terms of the ATK Plan as of December 31, 2002.

5.6 Maximum Additions. Notwithstanding anything herein to the contrary, the total Annual Additions made to the Individual Account of a Participant for any Limitation Year shall not exceed the maximum amount stated herein. If a Participant is covered by one or more defined contribution plans maintained by the Employer, the maximum Annual Additions as noted above shall be decreased as determined necessary by the Employer, prior to a reduction in such other defined contribution plans, to insure that all such plans will remain qualified under the Code. Effective January 1, 1995, the maximum Annual Addition made to the Individual Account of a Participant for a Limitation Year, when combined with any similar Annual Additions credited the Participant for the same period from another qualified defined contribution plan maintained by the Employer, shall not exceed the lesser of either;

(a) $40,000 (or $30,000 effective for Plan Years beginning prior to January 1, 2002) or such other amount as may be set from time to time in accordance with the Code or the regulations thereunder, or,

(b) 100% (or 25% effective for Plan Years beginning prior to January 1, 2002) of the Participant’s Compensation received from the Employer for such Limitation Year.

5.7 Correction For Excess Annual Additions. If as of the Valuation Date coinciding with the last day of a Limitation Year corrective adjustments in the Annual Addition to any Individual Account are required pursuant to Section 5.6 (Maximum Additions) then the Plan Administrator shall, if consistent with Treasury Regulation Section 1.415-6(b)(6), reduce the Participant’s Annual Additions in accordance with such Regulation Section as follows:

(a) The Participant’s Elective Contribution Account shall be reduced by the amount required to insure compliance with Section 5.6 (Maximum Additions). Reductions in a Participant’s Individual Account shall include contributions and earnings and shall be returned to the Participant.

(b) To the extent that reductions in the Participant’s Elective Contributions Account are not sufficient, the amount of Employer Matching Contributions shall be reduced and the reductions allocated to a suspense account. Any reduction shall be credited against the Employer’s obligation to contribute Employer Matching Contributions for the next Limitation Year and each succeeding Limitation Year as necessary. No further Employer Matching Contributions shall be made until the suspense account shall be fully allocated and no gains or losses shall be allocated to such suspense account.

5.8 Limitation For Multiple Plan Participants. Effective for Limitation Years beginning prior to January 1, 2000, if a Participant participates in both a defined contribution plan and in a defined benefit plan maintained by the Employer, then the sum of the Defined Contribution Plan Fraction, and the Defined Benefit Plan Fraction with respect to such Participant for any Limitation Year may not exceed 1.00. However, should this sum exceed 1.00, the benefit under the defined benefit plan maintained by the Company, if any, shall first be reduced to ensure that such sum shall not exceed 1.00. If reducing the benefit under any defined benefit plan maintained by the Company does not reduce the sum to 1.00 or less, then the benefit under any other defined benefit plan maintained by a Controlled Group Member in which the Participant participates shall be reduced to ensure that the sum shall not exceed 1.00. If reducing such benefit under such defined benefit plans does not reduce the sum to 1.00 or less, then the benefit under the Plan shall be reduced to ensure that such sum shall not exceed 1.00. At the election of the Plan Administrator, any applicable transitional rules provided by law may be used in computing the overall limitation. For purposes of this Section the following definitions apply:

(a) Defined Benefit Plan Fraction shall mean the fraction where the numerator is equal to the projected Annual Benefit (as defined in Treasury Regulation Section 1.415-7(b)(3)) to the Individual Accounts as determined as of the last day of each Plan Year; and the denominator which is the lesser of the following amounts:

(i) the product of 1.25 multiplied by the dollar limitation as established in Code Section 415(b)(1)(A), or

(ii) the product of 1.4 multiplied by the dollar limitation as established in Code Section 415(b)(1)(B).

(b) Defined Contribution Plan Fraction shall mean the fraction where the numerator is equal to the sum of the Annual Additions to the Participant’s Individual Account determined as of the last day of such Plan Year, and the denominator is equal to the sum of the lesser of the following amounts determined as of the last day of such Plan Year and for each prior Year of Service with the Employer:

(i) the product of 1.25 multiplied by the dollar limitation set out in Code Section 415(c)(1)(A) for the Plan Year, or,

(ii) the product of 1.4 multiplied by the dollar limitation which may be taken into account under Code Section 415(c)(1)(B).

ARTICLE 6

VESTING AND DISTRIBUTIONS

6.1 Normal Retirement. A Participant shall be fully vested in the balance in his Individual Account upon attainment of Normal Retirement Age as an Employee. Upon the Participant’s retirement on or after his Normal Retirement Date, the Plan Administrator shall direct the Trustee to distribute to the Participant such amount in accordance with Section 6.5 (Distribution of Benefits).

6.2 Death. A Participant shall be fully vested in the balance in his Individual Account upon his death prior to the commencement of the distribution of such Participant’s Individual Account. The balance in such Participant’s Individual Account shall become payable as a death benefit and shall be paid in accordance with Section 6.5 (Distribution of Benefits).

6.3 Disability. Upon the occurrence of the Disability of a Participant, the vested portion in his Individual Account shall become payable, and upon the Participant’s proper election, the Plan Administrator shall direct the Trustee to distribute to such Participant such amount in accordance with Section 6.5 (Distribution of Benefits). For purposes of the immediately preceding sentence, an ATK Plan Participant and a UGS Plan Participant shall be fully vested in the balance in his Individual Account upon the occurrence of the Disability of such a Participant.

6.4 Other Termination of Service. Upon a Participant’s severance from employment with an Employer (or upon a Participant’s separation from Service effective for Plan Years beginning prior to January 1, 2002) for any reason other than retirement, Disability or death, payment of the vested portion of the Participant’s Individual Account shall be made in accordance with Section 6.5. For purposes of the immediately preceding sentence, effective for Plan Years beginning on or after January 1, 2002, the vested portion of a Participant’s Individual Account shall be distributable regardless of whether a severance from employment with an Employer occurred prior to or occurs on or after January 1, 2002. Notwithstanding anything herein to the contrary, a Participant shall not experience a severance from employment (or a Separation from Service during Plan Years prior to January 1, 2002) for purposes of this paragraph if the Participant is transferred to a Controlled Group Member or a Non-US Subsidiary Company or if the Participant becomes a “leased employee” as defined in Section 2.1(37)(ii)(D).

Prior to attainment of Normal Retirement Age, and except as otherwise provided on Appendix D, a Participant shall be vested in his Employer Matching Contribution Account and, if applicable, Discretionary Profit Sharing Contribution Account based on his number of full years of Credited Service (determined in accordance with Section 3.6, where applicable) in accordance with the following schedule:

Years of Credited Service	Percent Vested
Less than 2	0%
2	40%
3	60%
4	80%
5	100%

Except as otherwise provided on Appendix D, a Participant shall be vested in his Choice Allocation Account upon the completion of five (5) full years of Credited Service, as such term is defined in the EDS Retirement Plan or, if applicable, as determined in accordance with Section 3.6. The amount computed in accordance with the foregoing provisions will become distributable to the Participant or for his benefit at such times and in such manner as provided in Section 6.5 (Distribution of Benefits) hereof.

A Participant shall be one hundred percent (100%) vested at all times in his Elective Contribution Account and, if applicable, his Rollover Account.

In the event a Participant who has terminated his employment with an Employer is reemployed or reinstated as an Employee prior to receiving a distribution of the balance of the Individual Account, such Employee shall then not be entitled to a distribution pursuant to this Section.

Notwithstanding anything herein to the contrary, each Participant who is (i) employed by UGS PLM Solutions Inc. on the closing of the sale of all the shares of UGS PLM Solutions Inc. common stock by the Company to BSW Holdings, Inc. or (ii) one of the UGS PLM Solutions Inc. employees who is not actively at work on the closing but is listed on Section 8.6(b) of the Company Disclosure Letter accompanying the UGS PLM Solutions Inc. Stock Purchase Agreement, shall be 100% vested in the balance of such Participant’s Employer Matching Contribution Account and, if applicable, Prior Employer Matching Contribution Account and/or Prior Employer Non-Elective Contribution Account.

6.5 Distribution of Benefits. The Trustee shall make distributions from the Trust only pursuant to the Plan Administrator’s instructions. Such distributions shall be made to a Participant, his Beneficiary, or to an authorized personal representative of such Participant or such Participant’s estate and shall be made in accordance with the requirements of the Code and the Regulations issued thereunder, as follows:

(a) Application for Benefits. In order to receive a benefit pursuant to the terms of the Plan, a Participant, his Beneficiary, or authorized personal representative, must make a written application as required by the Plan Administrator. The Plan Administrator may require information which in its discretion is considered pertinent to any question of eligibility and the amount of any benefit.

(b) Method of Payment. Any married Participant shall have benefits distributed in the method provided in subsection 6.5(b)(i), or if Participant is single or, effective prior to July 1, 1998, the Participant and the Participant’s spouse have not been married to each other throughout the one year period ending on the date benefits are to begin under this Section, then such Participant’s benefits shall be distributed in the method provided in subsection 6.5(b)(iv). A Participant shall have the right to make an election with the necessary Qualified Consent to the Plan Administrator in accordance with the procedures then established by the Plan Administrator to have benefits paid under the option set forth in subsection 6.5(b)(ii), 6.5(b)(iii) or 6.5(b)(v). With a Qualified Consent, a Participant may revoke such election at any time prior to the commencement of distribution of benefits in accordance with the procedures then established by the Plan Administrator. After a Participant’s Annuity Starting Date, the form of distribution provided under this Section 6.5(b) shall not be subject to revocation or change. Effective for distributions with an Annuity Starting Date commencing on or after May 31, 2002, this paragraph shall no longer apply except to the extent that all or any portion of a Participant’s Individual Account contains funds with respect to which the Plan is a direct or indirect transferee from a plan subject to the requirements of Code Section 417 (which plans shall include the plans of the sponsoring employers listed on part C of Appendix C from which assets were transferred to this Plan) unless the transfer is an “elective transfer” as described in Treasury regulation Section 1.411(d)-4.

(i) Fifty Percent (50%) Joint and Survivor Annuity. Benefits payable in accordance herewith shall be distributed in the form of an annuity contract purchased by the Trustee which shall be an annuity for the life of the Participant with a survivor annuity for the life of the Participant’s spouse or Designated Beneficiary which is not less than fifty percent (50%) of the amount of the annuity payable during the joint lives of the Participant and the Participant’s spouse or Designated Beneficiary (“Fifty Percent (50%) Joint and Survivor Annuity”) or if such Participant should die prior to the commencement of the payment of benefits from the Plan, then benefits payable in accordance herewith shall be distributed pursuant to an annuity contract purchased by the Trustee, which is an annuity for the life of the Participant’s surviving spouse (“Preretirement Survivor Annuity”). Any benefit payable in accordance with this subsection shall always be and remain subject to the provisions of Code Sections 401(a)(11) and 417. Effective for distributions with an Annuity Starting Date commencing on or after May 31, 2002, this method of distribution shall no longer be available except if required pursuant to the last sentence of Section 6.5(b).

(ii) Lump Sum. Benefit payments made in this method shall be made in a lump sum in cash; provided that, pursuant to Section 6.13 (Special Rule Regarding Certain Distributions From EDS Stock Fund), the portion of the Participant’s Individual Account invested in the EDS Stock Fund, if any, shall be distributed in cash or in kind, as elected by the Participant.

(iii) Periodic Installments. A Participant can elect to receive benefits paid in equal periodic payments determined based upon the value of such Participant’s Individual Account as of the Valuation Date first occurring on or after the date entitling such Participant to a distribution, together with earnings, payable over the lesser of (a) a period not to exceed ten (10) years; or (b) a period not to exceed the Participant’s life expectancy or the joint life and last survivor expectancy, of the Participant and his or her Beneficiary, as determined at the time payment of benefits is to commence. Effective for distributions with an Annuity Starting Date commencing on or after May 31, 2002, this method of distribution shall no longer be available.

(iv) Life Annuity. Benefits payable in accordance herewith shall be distributed in the form of an annuity contract purchased by the Trustee which is an annuity for the life of the Participant. Such annuity shall not provide any survivor option. Any benefit payable in accordance with this subsection shall always be and remain subject to the provisions of Code Sections 401(a)(11) and 417. Effective for distributions with an Annuity Starting Date commencing on or after May 31, 2002, this method of distribution shall no longer be available except if required pursuant to the last sentence of Section 6.5(b).

(v) One Hundred Percent (100%) Joint and Survivor Annuity. Benefits payable in accordance herewith shall be distributed in the form of an annuity contract purchased by the Trustee which shall be an annuity for the life of the Participant with a survivor annuity for the life of the Participant’s spouse or Designated Beneficiary which is not less than one-hundred percent (100%) of the amount of the annuity payable during the joint lives of the Participant and the Participant’s spouse or Designated Beneficiary (“One Hundred Percent (100%) Joint and Survivor Annuity”). Effective for distributions with an Annuity Starting Date commencing on or after May 31, 2002, this method of distribution shall no longer be available.

(c) Automatic Distribution. Notwithstanding anything to the contrary herein, effective March 28, 2005, if the vested portion of a Participant’s Individual Account does not exceed $1,000 in the case of a distribution to the Participant or $5,000 in the case of a distribution to the Participant’s Beneficiary as of the date of the Participant’s retirement, death, Disability or other termination from Service, as applicable, or as of the 90th day following such termination from Service, then regardless as to whether there is an application for benefits and as soon as administratively practicable, the Participant or Beneficiary, as the case may be, shall automatically receive the vested portion of such Participant’s Individual Account paid in the form of a Lump Sum as set forth in subsection 6.5(b)(ii) (Lump Sum). For purposes of determining whether the $1,000 or $5,000 threshold in the immediately preceding sentence is met, the value of the vested portion of the Participant’s Individual Account shall include any rollover contributions (and earnings thereon) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii) and 457(e)(16).

(d) Payment of Benefits. Payment of benefits to eligible Participants shall begin at the time and in the manner as properly elected by the Participant in accordance with the provisions then established by the Plan Administrator. Any Participant who has attained Normal Retirement Age who does not submit an application for the payment of benefits in accordance with Section 6.1 (Normal Retirement) shall be deemed to have postponed the distribution of benefits until his Required Beginning Date. Each Participant must begin to receive benefits no later than the Required Beginning Date, and must be eligible to receive benefits not later than the 60th day after the Plan Year coincident with or next succeeding the latest of

(i) the date on which the Participant attains age sixty-five (65); or

(ii) the 10th anniversary of the date on which the Participant commenced participation in the Plan; or

(iii) the date on which the Participant separates from Service with the Employer.

Notwithstanding anything herein or in a prior Plan document to the contrary, effective for the period December 30, 1992 through May 14, 2001, a Participant who is eligible to elect a distribution under this Section 6.5 may elect to receive a distribution of all or any portion of the Participant’s vested Individual Account in any of the forms of distribution available under Section 6.5(b).

(e) Time of Payment. Any amounts distributable in accordance with this Article shall be paid to the distributee by the Trustee as soon as administratively practicable on the Valuation Date on or first occurring after the Trustee receives authorized distribution directions from the Plan Administrator.

(f) Direct Rollover. Any distributee entitled to an eligible rollover distribution from the Plan may, in accordance with the procedures then established by the Plan Administrator, elect to have such payment (including any outstanding loan where the payment is not to be made to an individual retirement account or annuity described in Code Sections 408(a) or 408(b)) made directly to an eligible retirement plan in a direct rollover.

For purposes of this Section 6.5(f) the following definitions shall apply:

(1) An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); the portion of any other distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any hardship distribution described in Code Section 401(k)(2)(B)(i)(IV) after December 31, 1999. Effective for Plan Years beginning on or after January 1, 2002, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

(2) An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee’s eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity. Effective for Plan Years beginning on or after January 1, 2002, an eligible retirement plan shall also mean an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in section 414(p) of the Code.

(3) A distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

(4) A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

(5) Effective for Plan Years beginning on or after January 1, 2002, for purposes of the direct rollover provisions in this Section 6.5(f), a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(g) Restriction on Transferred Accounts. Notwithstanding anything in this Article 6 to the contrary, commencing on January 1, 2003 and continuing through January 13, 2003 (or such later date as the Plan Administrator determines is necessary), amounts transferred from the ATK Plan and the UGS Plan to this Plan in connection with the mergers of the ATK Plan and the UGS Plan into this Plan may not be distributed under this Article 6. Starting on January 14, 2003 (or such later date as the Plan Administrator determines is necessary), such transferred amounts shall be available for distribution in accordance with the provisions of this Article 6.

6.6 Maximum Option Payable. In the event a Participant has a benefit paid under subsection 6.5(b)(i) (Distribution of Benefits) and the Beneficiary is not the spouse of the Participant, the option elected shall be restricted so that the present value of the payments expected to be made to the Beneficiary is not more than fifty percent (50%) of the present value of the total payment expected to be made to the Participant.

6.7 Vesting After a Distribution. If a distribution is made from a Participant’s Employer Matching Contribution Account or Discretionary Profit Sharing Contribution Account at a time when the Participant is not fully vested in the balance in his Employer Matching Contribution Account or Discretionary Profit Sharing Contribution Account, at any time subsequent to such distribution (the “Relevant Time”), the Participant’s vested portion of the balance in his Employer Matching Contribution Account or Discretionary Profit Sharing Contribution Account shall not be less than an amount calculated as follows:

(a) First, add the amount of all previous distributions from the Employer Matching Contribution Account or Discretionary Profit Sharing Contribution Account to the balance of the Participant’s Employer Matching Contribution Account or Discretionary Profit Sharing Contribution Account at the Relevant Time;

(b) Second, multiply the amount obtained in (a) by the Participant’s vested percentage in his Employer Matching Contribution Account or Discretionary Profit Sharing Contribution Account, determined in accordance with Section 6.4 (Other Termination of Service); and

(c) Finally, subtract the amount of the distributions added to the Employer Matching Contribution Account or Discretionary Profit Sharing Contribution Account balance under (a) above from the amount obtained in (b).

6.8 Benefits to Minors and Incompetents. If any person entitled to receive payment under the Plan shall be a minor, or found to be incompetent, the Plan Administrator may distribute such benefits as follows:

(a) Distribution to Minors. Distributions to minors shall be paid to either parent of such minor, or to any person who shall be legally qualified and shall be acting as guardian of the person or the property of such minor, or, to such person who shall hold such funds in trust for such minor. In every case such persons must, before any amounts are so distributed, have advised the Plan Administrator in writing that such amounts will be used exclusively for the benefit of such minor.

(b) Distributions to Incompetents. Distributions to a person entitled to receive a benefit from the Plan who is physically or mentally incapable of personally receiving and giving a valid receipt for any payment due may be made to the legal guardian or other legally qualified person entitled to receive payment on such incompetent person’s behalf.

6.9 Forfeiture Occurs and Restoration of Non-Vested Accrued Benefit.

(a) Forfeiture Occurs. Following a termination of Service, a Participant shall incur a Forfeiture of the nonvested portion of his Employer Matching Contribution Account, Choice Allocation Account or Discretionary Profit Sharing Contribution Account as of the date on which the Participant receives a distribution of the vested portion of the balance in his Individual Account as the result of his termination of Service. For purposes of the immediately preceding sentence, a Participant whose vested portion of his Individual Account is zero at the time of his termination of Service shall be deemed to have received a distribution of the vested portion of his Individual Account upon such termination of Service. A Participant’s Elective Contributions, if any, shall be included in determining whether the vested portion of a Participant’s Individual Account is zero.

(b) Restoration of Forfeitures. If an individual who was formerly a Participant has incurred a Forfeiture of the portion of his Individual Account balance in which he was not vested because he received, or was deemed to have received, a distribution of the vested portion of his Individual Account Balance following his termination of Service, and such individual returns to the Service of the Employer, such individual’s forfeited non-vested portion of his Individual Account shall be restored as follows:

(i) First, if the Participant returns to Service of the Employer before incurring a period of five consecutive One-Year Breaks-in-Service, as determined pursuant to Section 3.5, the balance in the Participant’s Choice Allocation Account (and Employer

Matching Contribution Account or Discretionary Profit Sharing Contribution Account in the case of a deemed distribution) shall be restored as of the date the Participant returns to Service.

(ii) Second, the nonvested portion of the Participant’s Employer Matching Contribution Account or Discretionary Profit Sharing Contribution Account shall be restored if the Participant repays to the Plan the full amount of the distribution prior to five (5) years after the Participant’s Date of Reemployment (provided that the Participant must be an Employee at the time of repayment).

The restoration of the nonvested portion of the Participant’s Employer Matching Contribution Account or Discretionary Profit Sharing Contribution Account shall be as soon as administratively practicable following such repayment.

The restoration of forfeited amounts shall be made first from Forfeitures arising under the Plan and, if such Forfeitures are not sufficient, the remainder shall be restored out of Employer Contributions for the Plan Year, which contributions shall be supplemented by an amount equal to such remainder. Any amount restored pursuant to this Section shall not be an Annual Addition for such Limitation Year. The Plan Administrator shall give timely notice to any rehired Employee, if such Employee is eligible to make a repayment, of his right to make such repayment and an explanation of the consequences of not making such repayment.

6.10 Participant’s Death Prior to Commencement of Distribution - the “Five-Year Rule” and Exceptions Thereto. If a Participant dies before the distribution of the balance of the vested interest in such Participant’s Individual Account has begun in accordance with the provisions herein, the entire balance of such Participant’s Account will be distributed within five (5) years after the date of such Participant’s death (the “Five-Year Rule”). This Section is subject to the following exceptions:

(a) Payable Over Life of Beneficiary. The Five-Year Rule does not apply if a portion of the Participant’s Individual Account is payable to a Designated Beneficiary for life, or over a period not extending beyond the Designated Beneficiary’s life expectancy, and the payments commence within one (1) year of the Participant’s death. All distributions made pursuant to this subsection must also satisfy the minimum distribution rules applicable to before-death distributions. Effective for distributions with an Annuity Starting Date commencing on or after May 31, 2002, the only form of distribution available from the Plan following the death of a Participant is a lump sum payment of the entire balance of the Participant’s Individual Account, and this Section 6.10(a) shall no longer apply.

(b) Special Rule for Surviving Spouse. The Five-Year Rule does not apply when the Beneficiary is the surviving spouse of the Participant. In such event, distribution may be made to such surviving spouse either (i) in payments over the period of such surviving spouse’s life or, (ii) over a period not extending beyond the life expectancy of such surviving spouse, provided that payments begin no later than the

Required Beginning Date. Effective for distributions with an Annuity Starting Date commencing on or after May 31, 2002, the only form of distribution available under this Section 6.10(b) is a lump sum payment of the entire balance of the Participant’s Individual Account. In the event that such surviving spouse dies before the payments are required to commence, then the Five-Year Rule must be applied as if such surviving spouse were the Participant. The remaining balance in such Participant’s Individual Account need not be distributed within five (5) years of the death of such Participant’s surviving spouse as long as the payments commence within one (1) year of the date of death of the Participant and are payable to the surviving spouse’s Designated Beneficiary for life or over a period not extending beyond the life expectancy of such surviving spouse’s beneficiary. Effective for distributions with an Annuity Starting Date commencing on or after May 31, 2002, the immediately preceding sentence shall no longer apply.

6.11 Life Expectancy Determination. For purposes of distribution of benefits herein, the life expectancy of a Participant and the Participant’s spouse shall not be redetermined more than once in a twelve-month period and shall then be determined in accordance with Code Section 401(a)(9) and the Regulations issued thereunder.

6.12 Required Beginning Date. The entire vested interest of any Participant’s Individual Account shall be distributed as follows:

(a) not later than the Required Beginning Date; or,

(b) commencing not later than the Required Beginning Date, as determined herein, the entire amount credited to a Participant’s Individual Account must be paid out or payments made over the life of such Participant, the joint lives of the Participant and a Beneficiary, or for a term not extending beyond the life expectancy of the Participant and a Beneficiary. Effective for distributions with an Annuity Starting Date commencing on or after May 31, 2002, this Section 6.12(b) shall no longer apply and, subject to the requirements of the last sentence of Section 6.5(b), the entire vested interest of a Participant’s Individual Account shall be distributed under this Section 6.12 in a single, lump sum payment.

(c) Notwithstanding anything herein to the contrary, a Participant who attains age 70 1/2 in 1997 or 1998, but is not otherwise subject to the requirements of this section may elect to receive a distribution each year following the year in which the Participant attained age 70 1/2, calculated as if the April 1 of the year following the year in which the Participant attained age 70 1/2 were the Participant’s Required Beginning Date. An election under this section shall be made in accordance with procedure established by the Plan Administrator in its sole and absolute discretion.

6.13 Special Rule Regarding Certain Distributions From EDS Stock Fund. If any or all of the balance of a Participant’s Individual Account, becomes payable and any portion thereof is then invested in the EDS Stock Fund, then such Participant may elect to receive a distribution in whole shares of Employer Stock of all or part of the Individual Account allocated to the EDS Stock Fund. Any fractional share of Employer Stock will be distributed in cash.

6.14 Required Notifications.

(a) Waiver of Fifty Percent (50%) Joint and Survivor Annuity. In the case of a Joint and Survivor Annuity required by Section 6.5(b), the Plan Administrator shall no less than thirty (30) days and no more than ninety (90) days prior to the Annuity Starting Date, provide each Participant with a written explanation of:

(i) the terms and conditions of a Joint and Survivor Annuity;

(ii) the Participant’s right to make and the effect of an election to waive the Joint and Survivor Annuity form of benefit;

(iii) the rights of a Participant’s spouse; and

(iv) the right to make and the effect of, a revocation of a previous election to waive the Joint and Survivor Annuity.

The Participant (and his or her spouse, if applicable) may waive the 30-day election period if the distribution of the elected form of benefit commences more than 7 days after the Plan Administrator provides the Participant (and his or her spouse, if applicable) the written explanation.

(b) Waiver of Preretirement Survivor Annuity. In the case of a Preretirement Survivor Annuity required by Section 6.5(b), the Plan Administrator shall provide each Participant within the applicable period for such Participant a written explanation of the Preretirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of Section 6.14(a).

(c) Waiver Period. The applicable period for a Participant is whichever of the following periods ends last:

(i) the period beginning with the first day of the Plan Year in which the Participant attains 32 years of age and ending with the last day of the Plan Year preceding the Plan Year in which the Participant attains 35 years of age;

(ii) a reasonable period ending after the individual becomes a Participant;

(iii) a reasonable period ending after this Section 6.14 ceases to apply to the Participant;

(iv) notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from Service in the case of a Participant who separates from Service before attaining 35 years of age.

6.15 Required Minimum Distribution Rules Effective January 1, 2003. Notwithstanding anything in this Plan to the contrary, this Section 6.15 shall apply for purposes of determining the minimum required distributions under Section 401(a)(9) for calendar years beginning January 1, 2003:

(a)	General Rules

(1)	Precedence. The requirements of this Section 6.15 will take precedence over any inconsistent provisions of the Plan.

(2)	Requirements of Treasury Regulations Incorporated. All distributions required under this Section 6.15 will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Internal Revenue Code, as specifically set forth herein.

(3)	TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Article 6, other than paragraph (2) above, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the plan that relate to Section 242(b)(2) of TEFRA.

(b)	Time and Manner of Distribution.

(1)	Required Beginning Date. The Participant’s entire interest will be distributed to the Participant no later than the Participant’s required beginning date.

(2)	Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed no later than as follows:

(A)	If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(B)	If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C)	If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D)	If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this paragraph (2), other than subparagraph (A), will apply as if the surviving spouse were the Participant.

For purposes of this paragraph (2) and Section 6.15(e), distributions are considered to begin on the Participant’s required beginning date (or, if subparagraph (D) applies, the date distributions are required to begin to the surviving spouse under subparagraph (A)). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under subparagraph (A)), the date distributions are considered to begin is the date distributions actually commence.

(3)	Form of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 6.15(c) and (d). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and Treasury regulations.

(c)	Required Minimum Distributions During Participant’s Lifetime.

All distributions under this Section 6.15(c) are in the form of a lump sum payment of the entire balance of the Participant’s Individual Account.

(d)	Required Minimum Distributions After Participant’s Death.

All distributions under this Section 6.15(d) are in the form of a lump sum payment of the entire balance of the Participant’s Individual Account.

(e)	Definitions.

(1)	Designated beneficiary. The individual who is designated as the beneficiary under Section 2.1(10) of the Plan and is the designated beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(2)	Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 6.15(b)(2). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(3)	Required beginning date. The date specified in Section 2.1(91) of the Plan.

ARTICLE 7

WITHDRAWALS AND LOANS

7.1 Withdrawals and Loans Generally. Subject to the terms and conditions set forth below, a Participant may withdraw or borrow from such Participant’s vested interest in the Plan upon application to the Plan Administrator and in accordance herewith. Notwithstanding anything herein to the contrary, however, a Participant may not withdraw or borrow under this Article 7 (a) any portion of his Choice Allocation Account or (b) any portion of his Employer Matching Contribution Account with respect to which he is unable to direct investment pursuant to Section 8.2 (Direction of Investments). Further, commencing on January 1, 2003 and continuing through January 13, 2003 (or such later date as the Plan Administrator determines is necessary), amounts transferred from the ATK Plan and the UGS Plan to this Plan in connection with the mergers of the ATK Plan and the UGS Plan into this Plan may not be withdrawn or borrowed under this Article 7. Starting on January 14, 2003 (or such later date as the Plan Administrator determines is necessary), such transferred amounts shall be available for withdrawal or borrowing in accordance with the provisions of this Article 7.

7.2 Special Hardship Withdrawal. If, in accordance with the following provisions, the Plan Administrator determines that a Hardship exists and that the Participant is so entitled to a Hardship distribution, then, subject to the following, a Hardship distribution may be made to the Participant at any time administratively practicable.

(a) Hardship Defined. For purposes of this Section, Hardship is defined as an immediate and heavy financial need which cannot be satisfied by any other financial resources available to the Participant. Only the following needs of a Participant shall qualify as a Hardship:

(i) expenses for (or necessary to obtain) medical care that would be deductible under Section 213(d) of the Code (determined without regard to whether the expense exceeds 7.5% of adjusted gross income);

(ii) costs directly related to the purchase (excluding mortgage payments) of a principal residence of the Participant;

(iii) the payment of tuition, related educational fees and room and board expenses for up to the next twelve months of post-secondary education for the Participant, the Participant’s spouse, children or dependents (as defined in Section 152 of the Code but without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B));

(iv) payments necessary to prevent eviction of the Participant from the Participant’s principal residence or foreclosure of the Participant’s principal residence;

(v) payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Section 152 of the Code but without regard to Section 152(d)(1)(B)); or

(vi) expenses for the repair of damage to the Participant’s principal residence that qualify for the casualty loss deduction under Section 165 of the Code (without regard to whether the loss exceeds 10% of adjusted gross income)

(b) Application for Hardship Provision. At any time when a Participant seeks a distribution of all or any portion of the vested interest in such Participant’s Individual Account, then such Participant shall deliver a written request to the Plan Administrator stating thereon the nature of the Hardship, the estimated amount of funds needed to alleviate the Hardship, documentation sufficient to substantiate the Hardship, and the date when such funds are needed. The Plan Administrator shall determine whether or not a Hardship exists as to the Participant, and the amount of the Participant’s vested interest in his Elective Contribution Account, Employer Matching Contribution Account and, if applicable, Discretionary Profit Sharing Contribution Account, together with all income allocated thereto as of December 31, 1988, and any amounts which as of December 31, 1988, were credited to such Participant’s Prior Employer Non-Elective Contributions Account, Prior Employer Matching Contributions Account, Prior Employer Elective Contributions Account, Prior Employer Rollover Account and Rollover Account, which shall be distributed to the Participant to alleviate the Hardship. Within thirty (30) days of the Plan Administrator’s receipt of a Participant’s written request for a Hardship distribution, the Plan Administrator shall notify the Participant as to whether or not a

Hardship was found to exist and as to the amount of the Participant’s vested interest which shall be distributed to the Participant. No distribution shall be made if a Qualified Consent has not been obtained and delivered to the Plan Administrator, provided that for Hardship withdrawal applications made on or after May 31, 2002, a Qualified Consent shall no longer be required except to the extent the withdrawal is from a Participant’s Individual Account that contains funds described in the last sentence of Section 6.5(b). Notwithstanding anything herein to the contrary, any Participant who has severed employment with all Employers shall not be eligible for a Hardship distribution under this Section 7.2.

(c) Requisites for Hardship Withdrawal. No distribution will be made to any Participant for reason of Hardship unless:

(i) the amount to be distributed pursuant to this Section 7.2 does not exceed the amount necessary to alleviate the Participant’s necessary and immediate financial need. The amount of a necessary and immediate financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution;

(ii) the Participant has obtained all distributions, other than Hardship distributions, and all non-taxable loans currently available under all plans sponsored by the Employer in which he is eligible to participate, and effective May 31, 2002, the Participant makes an election under Section 15.4(b) to receive a distribution of dividends if such an election is currently available to the Participant at the time the Hardship withdrawal application is filed with the Plan Administrator;

(iii) the Participant has represented, in writing or such other form as may be prescribed by the Commissioner of the Internal Revenue Service, that the need cannot reasonably be relieved:

(1)	Through reimbursement or compensation by insurance or otherwise;

(2)	By liquidation of the Participant’s assets;

(3)	By cessation of Elective Contributions under the Plan;

(4)	By other currently available distributions (including distribution of ESOP dividends under section 404(k) and nontaxable (at the time of the loan) loans, under plans maintained by the Employer or by any other employer; or

(5)	By borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need;

(iv) any Participant who receives a Hardship distribution from the Plan shall be prohibited from making Elective Contributions under the Plan and must agree not to make elective contributions to any other plan maintained by an Employer (including, but not limited to, the EDS Employee Stock Purchase Plan and, if applicable, the EDS Executive Deferral Plan) for six (6) consecutive months (or twelve (12) consecutive months effective for Plan Years beginning prior to January 1, 2002) from the date of the Hardship distribution, provided that for Hardship distributions occurring during 2001, the period shall be for the later to occur of six months from the date of the distribution or January 1, 2002; and

(v) effective for Plan Years beginning prior to January 1, 2002, the Plan and any other Qualified Plan maintained by the Employer must limit the Participant’s Elective Contributions for the taxable year first occurring after the date of the Hardship Distribution to the applicable limit as then in effect pursuant to Code Section 402(g) for such taxable year, less the Participant’s total Elective Contributions for the taxable year in which the Hardship Distribution occurred.

(d) Hurricane Katrina Provisions. A Participant described in IRS Announcement 2005-70 may, during the period commencing on August 29, 2005 and ending on March 31, 2006, receive a Hardship distribution under this Section 7.2 on account of a need arising from Hurricane Katrina regardless of whether such need is set forth in Section 7.2(a). Unless the Plan Administrator has actual knowledge to the contrary, the Plan Administrator may rely on the written representations of a Participant described in the immediately preceding sentence that the requested distribution is on account of a need arising from Hurricane Katrina and that the amount of the requested distribution is necessary to alleviate such need. The restrictions set forth in Sections 7.2(c)(ii), (iii) and (iv) do not apply to a Hardship distribution permitted under this Section 7.2(d).

7.3 In-Service Withdrawal. Any Participant who has attained age fifty-nine and one-half (59 1/2) and is employed by and on the payroll of an Employer or a Controlled Group Member may request withdrawal of all or a portion of the vested portion of his Individual Account save and except any and all amounts thereof attributable to Choice Allocation Contributions and any portion of his Employer Matching Contribution Account with respect to which he is unable to direct investment pursuant to Section 8.2. A Participant who attained age seventy and one-half (70 1/2) prior to January 1, 1999, may request a withdrawal of any or all of his Individual Account. Payment of such amount may be in any form provided for pursuant to Section 6.5 (Distribution of Benefits).

7.4 Loans. Subject to the limitations set forth in Section 7.1 (Withdrawals and Loans, Generally), loans shall be made available on a reasonable and consistent basis to Participants who are Employees or are employed by a Controlled Group Member. The application and the resulting loan must comply with the procedures then established by the Plan Administrator and meet the terms and conditions specified in the following provisions:

(a) Each application for a loan must include a Qualified Consent submitted to the Plan Administrator within ninety (90) days before the date the loan is secured by any or all of the balance credited to Participant’s Individual Account. Effective for loan applications made on or after May 31, 2002, a Qualified Consent shall no longer be required except to the extent the loan is from a Participant’s Individual Account that contains funds described in the last sentence of Section 6.5(b).

(b) No more than two (2) loans may be granted in any Plan Year.

(c) No loan shall be granted for less than five hundred dollars ($500).

(d) The maximum amount of a loan, when added to the outstanding balance of all other loans made to the Participant from a Qualified Plan sponsored by the Employer, shall not exceed the lesser of (i) fifty thousand dollars ($50,000) reduced by (A) the excess of the highest outstanding loan balance during the twelve-consecutive month period prior to the day before the new loan is made, over the outstanding balance of loans from the Plan on the date on which such loan was made and (B) effective for Plan Years beginning on or after January 1, 2002, the outstanding loan balance of any defaulted loan, plus the accrued interest on such defaulted loan, or (ii) fifty percent (50%) of the vested balance of such Participant’s Individual Account. Effective January 1, 2000 through October 6, 2001, for purposes of the 50% limit in item (ii) of the immediately preceding sentence, the vested balance of the Participant’s Individual Account shall not include the vested balance in the Participant’s Choice Allocation Account.

(e) No loans shall be made from any portion of the Participant’s Choice Allocation Account.

(f) Subject to (e) above, loan proceeds shall be proportionately obtained from each Investment Fund in which the Participant has a balance on the day proceeds are paid.

(g) Any loan made pursuant to this Section must be repaid in substantially equal payments made not less frequently than quarterly over a period not to exceed five (5) years.

(h) Interest on any loan hereunder shall be based on a reasonable rate of interest to be determined by the Plan Administrator at the time the loan is made, which amount shall not exceed the maximum rate allowable under applicable state law.

(i) Any such loan shall be evidenced by a promissory note and such note shall be held by the Trustee as an asset of the Trust allocated specifically to the Individual Account of the Participant to whom the loan is granted. Any loan shall be collateralized with the Participant’s Individual Account to the extent the balance of such Account equals the outstanding balance on the loan.

(j) The method of timing for repayment of any loan hereunder shall be determined at the time any such loan is made. Repayment of any loan shall normally be by payroll deduction. In the event a Participant terminates his employment with all Employers prior to the time the loan is repaid in full, the balance of such loan shall be accelerated and become immediately due and payable, unless such Participant elects a Direct Rollover pursuant to Section 6.5(f) to an eligible retirement plan which will except a rollover of an outstanding loan. Notwithstanding the foregoing, those former participants in the ATK Plan whose outstanding loans were transferred to this Plan as part of the merger of the ATK Plan into this Plan shall be permitted to repay such loans by check made payable to the Plan, but such loans shall otherwise be subject to the remaining provisions of this Section 7.4. In addition, a Participant whose employment is transferred to a Controlled Group Member that is not an Employer or a Participant who is employed by a Controlled Group Member that has discontinued its participation in the Plan can continue to repay any outstanding loans under this Section 7.4 by a personal check made payable to the Plan or, alternatively, the Controlled Group Member employing the Participant can withhold the loan repayments from the Participant’s paychecks and send them to the Plan, provided that in either case such loan repayments must satisfy the other requirements of this Section 7.4

(k) For purposes of this Section, Participants who take a leave of absence that is not covered by Article 14 before their loan is paid in full must continue to elect to repay the loan in accordance with the terms of the governing promissory note in any manner or method deemed acceptable by the Plan Administrator.

(l) The Plan administrator shall establish a cure period of at least 90 days but, effective for Plan Years beginning on or after January 1, 2002, no longer than the end of the calendar quarter following the calendar quarter in which a Participant fails to make any scheduled repayment on an outstanding loan, during which such a Participant may cure the failure by making all missed payments and thereby avoid the default of the loan. Upon the default of a loan, the loan balance, unless foreclosed, is deemed to be distributed to the Participant although such defaulted loan shall remain outstanding and continues to accrue interest pursuant to the provisions of Treasury regulation Section 1.72(p)-1, and the Participant shall be permitted to repay such outstanding loan and accrued interest with after-tax dollars paid by the Participant to the Trustee for deposit in the Participant’s Individual Account, and the Plan Administrator shall account for such funds separately.

(m) All repayments by a Participant representing principal shall be credited against the outstanding balance of the loan. All repayments representing interest shall be considered as investment income of the Trust applicable to the Participant

(n) All repayments shall be credited to Investment Funds in the same proportion as such Participant’s contributions are allocated pursuant to the Participant’s directions.

(o) In granting or refusing any request for a loan hereunder, the Plan Administrator shall apply uniform standards consistently and indiscriminately.

(p) Not more than four (4) loans may be outstanding in accordance with this Section during any Plan Year. Effective for Plan Years beginning on or after January 1, 2002, a defaulted loan is considered to be outstanding for purposes of this Section 7.4(p).

(q) The Plan Administrator shall charge each Participant who takes a loan pursuant to this Section a fee in such reasonable amount as then determined by the Plan Administrator and communicated to Participants.

(r) In the event that a loan is transferred to the Plan, as the result of either a plan to plan transfer or an eligible rollover distribution, then the Plan Administrator shall make any adjustments to the terms of the loan necessitated by the transfer or rollover of the loan and shall require that the Participant execute a new loan agreement substituting the Plan as payee under the loan and making such other changes as necessary to effect the transfer or rollover of the loan. In the event a Participant refuses to execute a loan agreement substituting the Plan as payee, the loan shall be deemed to be in default.

(s) Notwithstanding anything herein to the contrary, a Participant whose employment is transferred to a Controlled Group Member that is not an Employer or a Participant who is employed by a Controlled Group Member that has discontinued its participation in the Plan shall remain eligible for loans under this Section 7.4

7.5 Discretionary Withdrawal. Any Participant whose Individual Account is comprised of a QDRO Account or a Prior Employer Voluntary Contribution Account may, at any time and in accordance with the policies and procedures then established by the Plan Administrator, request a distribution of all, or a portion of the amounts credited to such QDRO Account and Prior Employer Voluntary Account. The Trustee shall distribute such amounts as of the Valuation Date on or first occurring after receiving the distribution authorization from the Plan Administrator.

ARTICLE 8

FUNDING

8.1 Trustee. The Company will enter into a Trust Agreement with the Trustee whereunder the Trustee will receive, invest and administer as a trust fund all contributions made to the Plan in accordance with such Trust Agreement. Such Trust Agreement is incorporated by reference as a part of the Plan, and the rights of all persons hereunder are subject to the terms of the Trust Agreement. The Trust Agreement specifically provides, among other things, for the investment and reinvestment of the Trust and the income thereof, the management of the Trust, the responsibilities and immunities of the Trustee, removal of the Trustee and appointment of a successor, accounting by the Trustee and the disbursement of the Trust. The Trustee shall establish and maintain such Investment Funds as are selected by the Investment Committee in accordance with Section 9.9 (Duties and Authorities of the Investment Committee).

8.2 Direction of Investments.

(a) Subject to the restrictions on investment provided in Section 8.2(b), this Plan intends to comply with ERISA Section 404(c) and provides each Participant with the right to direct the investment of the entire amount allocated to his Individual Accounts into or among any available Investment Funds. Investment Fund elections and changes in the allocation of contributions shall be made in accordance with the policies and procedures then established by the Plan Administrator, in accordance with ERISA Section 404(c), and communicated to Participants. The Plan Administrator shall, as soon as practicable, forward appropriate investment directions received from a Participant to the Trustee for execution, and the Trustee shall carry out such directions as expeditiously as practicable. In the absence of a notification by a Participant to the Plan Administrator concerning the direction of contributions, the Plan Administrator shall assume the Participant elected that the total amount of contributions being allocated to such Participant’s Individual Account be invested in accordance with investment procedures of the Investment Committee established pursuant to Section 9.9 (Duties and Authorities of the Investment Committee).

(b) Notwithstanding anything herein to the contrary, all Employer Matching Contributions shall be allocated to the EDS Stock Fund. A Participant shall not be able to direct the investment of Employer Matching Contributions until the second anniversary of the date as of which such Employer Matching Contributions were allocated. Effective July 1, 1998, such restriction shall be lifted with respect to a Participant who receives or is entitled to receive a distribution of his Employer Matching Contribution Account in accordance with Article 6.

Notwithstanding anything herein or in a prior Plan document to the contrary, the provisions of this Section 8.2(b) shall not apply to any Participant during the period July 1, 1998 through October 2, 2000. In addition, effective May 1, 2002, the provisions of this Section 8.2(b) shall not apply to any dividends that are allocated on a Participant’s behalf to the EDS Stock Fund even if such dividends are received on account of the Participant’s Employer Matching Contributions that are subject to the investment restrictions of this Section 8.2(b)

(c) The EDS Stock Fund shall be an Investment Fund up to one hundred (100%) percent of the assets of which may be invested in Employer Stock, unless the Trustee or the independent fiduciary, if appointed and then acting, determines that the acquisition or holding of Employer Stock would possibly result in the imposition of an excise tax under the Code or result in a violation of ERISA Sections 406 or 407. If such a determination is made or the Trustee or independent fiduciary, if appointed and then acting, determines that a sale of any or all of the Employer Stock is in the best interest of the Participants, the Trustee or such independent fiduciary may sell any or all of the

Employer Stock in the Trust. In no event shall the Board, the Company, an Employer, the Investment Committee, the Benefits Administration Committee or any other person or committee have the authority to direct the Trustee or independent fiduciary not to invest assets in the Employer Stock Fund in Employer Stock. Effective May 31, 2002, the EDS Stock Fund shall constitute an “employee stock ownership plan” within the meaning of Code Section 4975(e)(7) and notwithstanding anything in this Plan to the contrary, the EDS Stock Fund shall comply with the provisions of Article 15.

(d) Notwithstanding anything herein or in Section 8.3 to the contrary, amounts transferred from the ATK Plan and the UGS Plan to this Plan in connection with the mergers of the ATK Plan and the UGS Plan into this Plan effective January 1, 2003 shall be held by the Trustee and invested in the Investment Funds pursuant to the directions of the Investment Committee. In connection with such transfers, commencing on January 1, 2003 and continuing through January 13, 2003 (or such later date as the Plan Administrator determines is necessary), the ATK Plan Participants and UGS Plan Participants will not be able to direct the investment of such transferred amounts. Starting on January 14, 2003 (or such later date as the Plan Administrator determines is necessary), such transferred amounts shall be subject to each ATK Plan Participant’s and UGS Plan Participant’s investment directions under the provisions of this Article 8.

In addition, unless an ATK Plan Participant makes an investment election under this Section 8.2, the investment election that was in effect immediately prior to the merger of the ATK Plan into this Plan for the investment of such participant’s 401(k) elective contributions under the ATK Plan shall, in the manner determined by the Investment Committee, apply for purposes of investing among this Plan’s Investment Funds all contributions that are made for such ATK Plan Participant under this Plan, subject to the restriction in Section 8.2(b) in the event that ATK Plan Participants are ever eligible for Employer Matching Contributions. In the absence of an investment election under this Section 8.2 or under the ATK Plan for 401(k) elective contributions, the ATK Plan Participant’s contributions under this Plan shall be invested in accordance with the Plan’s default investment procedures.

8.3 Change in Direction. Any Participant shall change investment option elections concerning the investment of either existing Individual Account balances or future contributions into Investment Funds as follows:

(a) Future Contribution. Each Participant shall have the right to request the Plan Administrator to change his investment option election concerning the Investment Fund in which his future Elective Contributions or Rollover Contributions are to be invested in accordance with Section 8.2 (Direction of Investments). Such changes in investment options shall be made, and shall be effective, in accordance with the then governing policies and provisions established by the Plan Administrator and communicated to the Participants who are Employees.

(b) Individual Account Balances. Each Participant shall have the right to request the Plan Administrator to liquidate some or all of the balance in his Individual Account and reinvest such amounts in accordance with a different investment mix as directed by the Participant and in accordance with Section 8.2 (Direction of Investments). Such changes shall be made, and shall be effective, in accordance with the then governing policies and procedures established by the Plan Administrator and communicated to the Participants.

(c) Notwithstanding anything herein or in Section 8.2 to the contrary, a Section 16 Participant who desires to transfer any portion of his existing Individual Account balance to or from the EDS Stock Fund or to increase or decrease the portion of future contributions to be invested in the EDS Stock Fund must (i) wait at least six months after the last opposite way discretionary transaction under this Plan or any other Company plan before making such transfer or contribution change and (ii) in the case of an election to transfer funds to the EDS Stock Fund or to increase the portion of contributions to be invested in the EDS Stock Fund, also wait at least six months after any previous voluntary election under this Plan to dispose of units in the EDS Stock Fund or to dispose of shares or interests in Employer Stock under any other Company plan for the purpose of funding an in-service cash distribution or a loan under this Plan or any other Company plan, before making such transfer or contribution change. In addition, a Section 16 Participant must satisfy the requirements of the EDS Pre-clearance/Compliance Assistance Program before making a transfer or contribution change described in the immediately preceding sentence. Notwithstanding the foregoing, the restrictions of this Section 8.3(c) shall not apply to the disposition of units in the EDS Stock Fund or the disposition of shares or interests in Employer Stock under any other Company plan for the purpose of paying a cash distribution to a Section 16 Participant (or his Beneficiary) in accordance with the requirements of Code Section 401(a)(9) or incident to the Section 16 Participant’s death, disability, retirement or other termination of Service. For purposes of this Section 8.3(c), a “Section 16 Participant” means a Participant whose transactions in Employer Stock are subject to Section 16 of the Securities Exchange Act of 1934, as amended, and an “opposite way discretionary transaction” shall be determined in accordance with the provisions of SEC Rule 16b-3.

8.4 Overpayment and Underpayment of Benefits. The Plan Administrator may adopt, in its sole discretion, whatever rules, procedures and accounting practices are appropriate in providing for the collection of any overpayment of benefits. If a Participant, spouse, Alternate Payee, or other Beneficiary receives an underpayment of benefits, the Plan Administrator shall direct that immediate payment be made to make up for the underpayment.

ARTICLE 9

FIDUCIARIES

9.1 General. Each Fiduciary who is allocated specific duties or responsibilities under the Plan or Trust Agreement or any Fiduciary who assumes such a position with the Plan shall discharge his duties solely in the interest of the Participants and their Beneficiaries and for the exclusive purpose of providing such benefits as stipulated herein to such Participants and their Beneficiaries, and defraying expenses, costs or fees of administering the Plan. Each Fiduciary in carrying out such duties and responsibilities shall act with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in exercising such authority or duties.

9.2 Appointment of the Benefits Administration Committee. The administration of the Plan will be in the charge of the Benefits Administration Committee consisting of at least three (3) members, each of whom shall be an Employee of the Company and each of whom shall be appointed by the Compensation and Benefits Committee or its designee. The Benefits Administration Committee is the named Plan Administrator hereunder. Each member of the Benefits Administration Committee shall serve until such member’s successor shall be appointed. A member may serve for more than one (1) term. The Compensation and Benefits Committee, or its designee, shall appoint one (1) of the Benefits Administration Committee members as Chairperson, may remove a member of the Benefits Administration Committee with or without cause, and may appoint a secretary or such other officers as it deems necessary and appropriate, and may fill vacancies in the Benefits Administration Committee, however caused. A member of the Benefits Administration Committee may resign by delivery of such member’s written resignation to the Compensation and Benefits Committee or its designee and other members of the Benefits Administration Committee and such resignation shall be effective at the earlier of its acceptance by the Benefits Administration Committee or upon the appointment of a successor.

9.3 Appointment of the Investment Committee. The Compensation and Benefits Committee, or its designee, shall appoint an Investment Committee consisting of at least three (3) members, each of whom shall be an Employee of the Company. Each member of the Investment Committee shall serve until such member’s successor shall be appointed. A member may serve for more than one (1) term. The Compensation and Benefits Committee, or its designee, shall appoint one (1) of the Investment Committee members as Chairman, may remove a member of the Investment Committee with or without cause, may appoint a secretary or such other officers as it deems necessary and appropriate, and may fill vacancies in the Investment Committee, however caused. A member of the Investment Committee may resign by delivery of such member’s written resignation to the Compensation and Benefits Committee or its designee and other members of the Investment Committee, and such resignation shall be effective at the earlier of its acceptance by the Investment Committee or upon the appointment of a successor.

9.4 Compensation and Expenses, Costs and Fees. The members of the Investment and Benefits Administration Committees shall serve without compensation for their services, but their reasonable and necessary expenses, costs or fees may be paid by the Trustee, to the extent that they are not paid by an Employer. When, in its discretion, the Benefits Administration Committee, the Investment Committee or any Employer deems it advisable, the records of the Benefits Administration Committee, the Investment Committee and the Trustee shall be audited by an independent auditor, and reasonable and necessary expenses, costs or fees thereby incurred shall be paid as provided in Section 16.2 (Administration Expenses) hereof.

9.5 Secretary and Administrative Personnel of the Committees. The Benefits Administration and Investment Committees may appoint a Secretary who may, but need not, be a member of such Committees, and such Committees may employ agents and such professional, clerical and other administrative personnel as may reasonably be required for the purpose of fulfilling such Committees’ duties hereunder. Such agents and administrative personnel shall carry out the duties and responsibilities assigned to them by the appropriate Committee, as applicable. Expenses, costs or fees necessarily incurred for such purpose shall be paid as provided in Section 16.2 (Administration Expenses, Costs and Fees) hereof.

9.6 Duties and Authority of Administrative Personnel. Administrative personnel appointed pursuant to Section 9.5 (Secretary and Administrative Personnel of the Committees) hereof shall be responsible for such matters as the Benefits Administration Committee or the Investment Committee, as applicable, shall delegate to them including, but not limited to, communication to Employees at the direction of the Benefits Administration Committee, reports to the Benefits Administration Committee involving questions of eligibility or earnings, assisting Participants and Beneficiaries in the completion of forms prescribed by the Benefits Administration Committee, and maintenance of records concerning former Participants and Beneficiaries. No administrative personnel may make any decision as to Plan policy, interpretations, practices or procedures unless the authority to make such decision has been delegated to them in writing by the Benefits Administration Committee or the Investment Committee, as applicable, and they accept their fiduciary responsibilities in accordance with the provisions of this Section. All administrative personnel shall, except as provided in the next preceding sentence, perform their allocated function within the policies, interpretations, rules, practices and procedures established by the Benefits Administration Committee or the Investment Committee, as applicable. Administrative personnel shall coordinate matters related to the Plan with the appropriate department of each Employer as the Benefits Administration Committee or the Investment Committee, as applicable, directs.

9.7 Action by the Benefits Administration Committee or Investment Committee:

(a) A majority of the members of the Benefits Administration Committee or Investment Committee shall constitute a quorum for the transaction of business, and shall have full power to act hereunder. Action by the Benefits Administration Committee or Investment Committee shall be official if approved by a vote of a majority of the members present at any official meeting. Except as otherwise required by an applicable plan or the law, the Benefits Administration Committee or Investment Committee may, without a meeting, authorize or approve any action by written resolution or instrument signed by a majority of all of the members or approved electronically by a majority of all of the members or any combination of signatures and electronic approval by a majority of all of the members. Any written resolution or instrument signed, approved electronically or any combination of signatures and electronic approvals by the majority of all members of the Benefits Administration Committee or Investment Committee shall have the same force and effect as a formal resolution adopted in open meeting. Any written memorandum or other writing signed or approved electronically by a member of the Benefits Administration Committee or Investment Committee or such other person duly authorized to act with respect to the subject matter of the writing shall have full force and effect as if it were a formal resolution signed by a majority of the committee members.

(b) A member of the Benefits Administration Committee or Investment Committee may not vote or decide upon any matter relating solely to such member or vote in any case in which such member’s individual right or claim to any benefit under the Plan is particularly involved. If in any case in which a committee member is so disqualified to act, the remaining members then present cannot, by majority vote, act or decide, the Benefits Administration Committee or Investment Committee will request that the Compensation and Benefits Committee appoint a temporary substitute member to exercise all the powers of the disqualified member concerning the matter in which such member is disqualified.

(c) The Benefits Administration Committee or Investment Committee shall maintain minutes of its meetings and written records of its actions. Members may participate and hold a meeting of the Benefits Administration Committee or Investment Committee by means of conference telephone or similar communications equipment by means of which a persons participating in the meeting can hear each other. Participation in such a meeting constitutes presence in person at such meetings.

(d) The Benefits Administration Committee or Investment Committee shall meet as scheduled by the Secretary but not less frequently than once annually.

(e) The Benefits Administration Committee or Investment Committee may, in their discretion, invite independent consultants, advisors, their agents, members of management, or other persons as the Benefits Administration Committee or Investment Committee, shall deem necessary or appropriate.

(f) The chairperson of the Benefits Administration Committee or Investment Committee will periodically report the committee’s findings and conclusions to the Compensation and Benefits Committee.

(g) Members of the Benefits Administration Committee or the Investment Committee shall continue to serve in such capacity until such time as such member’s successor is appointed and qualified by the Compensation and Benefits Committee or its designee.

9.8 Duties and Authorities of the Benefits Administration Committee. The Benefits Administration Committee is authorized to take such action as may be necessary to carry out the provisions and purposes of the Plan and shall have the authority to control and manage the operation and administration of the Plan. In order to effectuate the purposes of the Plan, the Benefits Administration Committee shall have the power to construe and interpret the Plan, to supply any omissions therein to reconcile and correct any errors or inconsistencies, to decide any questions in the administration and application of the Plan, and to make equitable adjustments for any mistakes or errors made in the administration of the Plan, and all such actions or determinations made by the Benefits Administration Committee, and the application of rules and regulations to a particular case or issue by the Benefits Administration Committee, in good faith, shall be final, binding and conclusive on all persons ever interested hereunder, subject, however, to review by the Compensation and Benefits Committee. The Benefits Administration Committee shall exercise such authority and responsibility as it deems appropriate to comply with the provisions of federal law and governmental regulations issued thereunder and to carry out any other duties delegated to the Benefits Administration Committee in writing by the Compensation and Benefits Committee . The Benefits Administration Committee shall establish a written procedure to determine the qualified status of any domestic relations orders submitted to it for review and qualification as a Qualified Domestic Relations Order pursuant to Code Section 414(p) and ERISA Section 206. To comply with every order so determined to be Qualified Domestic Relations Order, the Benefits Administration Committee shall establish and maintain records reflecting the interest or interests of any person or persons for whose benefit amounts are held hereunder pursuant to a Qualified Domestic Relations Order. The Benefits Administration Committee shall be the designated agent for service of legal process.

9.9 Duties and Authorities of the Investment Committee. The Investment Committee shall establish a formal, written investment and funding policy and shall have the discretionary authority to manage, directly or indirectly, all investment of Plan assets other than assets that are invested in the EDS Stock Fund. In establishing the investment and funding policy, the Investment Committee shall, except as provided in the immediately following sentence, select the investment alternatives (the “Investment Funds”) offered under the Plan and shall establish investment procedures for the investment of amounts with respect to which no investment direction is received pursuant to Section 8.2 (Direction of Investments). Notwithstanding anything hereinto to the contrary, the EDS Stock Fund shall be an Investment Fund offered under the Plan and shall not be subject to the Investment Committee’s selection authority set forth in the immediately preceding sentence. The selection of the Investment Funds shall be made in accordance with ERISA Section 404(c) and with the intent that the Plan operate as a section 404(c) plan. In addition, it is intended that the EDS Stock Fund satisfy the requirements of ERISA Section 404(c). The Investment Committee shall have the authority to appoint an Investment Manager or Managers to manage, acquire and to dispose of any or all assets of the Plan. Further, the Investment Committee shall have the authority to appoint one or more Account Managers to oversee and direct the Trustee as to the investment of assets of the Plan not managed by Investment Managers. The Investment Committee shall appoint the Trustee in accordance with the provisions hereof. The Investment Committee shall identify appropriate investment objectives (other than investment objectives relating to the EDS Stock Fund), and shall, subject to the right of each Participant to direct the investment of amounts allocated to his Individual Account, as implemented by the Plan Administrator, determine the proper apportionment of Plan assets among the various investment vehicles (other than the EDS Stock Fund), and include said items in the investment policy of the Plan. The Investment Committee shall monitor and compare to others, or cause to be monitored and compared to others, the investments (other than the EDS Stock Fund) and investment performance of the Trustee, Investment Managers, and Account Managers, and shall make such reports and give such recommendations to the Compensation and Benefits Committee as it may request from time to time with respect thereto.

9.10 Claims Procedure and Other Rules and Regulations of the Benefits Administration Committee. The Benefits Administration Committee shall establish a Benefits Administration Claims and Appeals Committee which shall consist of those members designated from time to time by the Benefits Administration Committee Chairperson and shall be delegated with the duties, responsibilities and authority to make, and from time to time revise, rules and regulations for the administration of the Plan, including the authority to establish, maintain, and communicate to the Employees a reasonable claims procedure, in accordance with law. Such claims procedure shall provide the manner in which written claims for benefits shall be made, written notice of disposition of a claim shall be made, and written application for appeal of the denial of a claim shall be made. Failure of a Participant to file a claim will not result in a forfeiture of any interest in the Participant’s Individual Account.

9.11 Named Fiduciaries and Allocation of Responsibility. ERISA requires that certain persons, who are deemed to be “fiduciaries”, as defined in ERISA Section 3(21)(A), be designated as “Named Fiduciaries” in the Plan. The Board, the Company, the Employer, the Trustee, the Investment Committee, and the Benefits Administration Committee are hereby designated Named Fiduciaries. A Participant shall be a Named Fiduciary to the extent such Participant directs the investment of any portion of his Individual Account and as otherwise provided in the Plan and as set forth in, and limited by, the Trust Agreement. Each Named Fiduciary shall have only the powers, duties and responsibilities specifically allocated to such Fiduciary pursuant to the terms of this Plan. The Board and the Compensation and Benefits Committee shall not have any power or fiduciary responsibility hereunder other than the power to name the persons who shall comprise the Investment Committee and the Benefits Administration Committee and continuing the allocation of fiduciary responsibilities to those persons. Each Named Fiduciary may, by written instrument, allocate some or all of such Named Fiduciary’s responsibilities to another fiduciary or designate another person to carry, out some or all of such Named Fiduciary’s fiduciary responsibilities. No Named Fiduciary shall be liable for an act or omission of any person who is allocated a fiduciary responsibility or who is designated to carry out such responsibility in carrying out a fiduciary responsibility except to the extent that the Named Fiduciary did not act in accordance with the standard contained in subsection 9.12(b) (Action by Fiduciaries) hereof with respect to the allocation, designation or continuation thereof, or implementation or establishment of the allocation or designation procedures. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

9.12 Action by Fiduciaries.

(a) Any action herein permitted or required to be taken by an Employer shall be by resolution of its board of directors or by written instrument signed by a person or group of persons who has been authorized by resolution of such board of directors as having authority to take such action. Any action herein permitted or required to be taken by the Investment Committee or Benefits Administration Committee shall be in the manner specified in Section 9.7 (Action by the Benefits Administration Committee or Investment Committee) hereof.

(b) Each Fiduciary with respect to the Plan shall perform all of such Fiduciary’s duties and responsibilities and exercise such Fiduciary’s power hereunder with the due care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in like capacity and fully familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, and no Fiduciary shall be liable for any act or failure to act on such Fiduciary’s part which conforms to that standard, unless such Fiduciary knowingly participates in or knowingly undertakes to conceal an act or omission of another Fiduciary, with the knowledge that such act or omission is a breach of fiduciary responsibility, or knowing of a breach of fiduciary responsibility, such Fiduciary fails to make reasonable efforts under the circumstances to remedy the breach, or failing to carry out such Fiduciary’s specific responsibilities, in accordance with such standard, such Fiduciary has enabled another Fiduciary to commit a breach.

(c) Each Fiduciary shall furnish or cause to be furnished to each other Fiduciary all information needed for the proper performance of such Fiduciary’s duties. Each Fiduciary warrants that any directions given, information furnished or action taken by such Fiduciary shall be in accordance with the provisions of the Plan or the Trust Agreement, as the case may be, authorizing or providing for such direction, information or action.

(d) Although the Investment Committee shall have an overall responsibility to diversify the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so, the diversification requirement and the prudence requirement, to the extent that it requires diversification, shall not be violated by the acquisition or holding of qualifying Employer securities or qualifying Employer real property as defined in ERISA Section 406(d).

9.13 Employment of Advisers. A Named Fiduciary may appoint such accountants, counsel, and any other advisers as such Named Fiduciary deems necessary or desirable in connection with the administration and operation of the Plan. A Named Fiduciary shall be entitled to rely, in accordance with the standard contained in subsection 9.12(b) (Action by Fiduciaries) hereof upon, and shall not be liable for any act or failure to act on such Named Fiduciary’s part in such reliance or in reliance, in accordance with such standard, on any opinion or reports, which shall be furnished to such Named Fiduciary by any such accountant with respect to accounting matters, counsel with respect to legal matters, or investment advisers with respect to investment matters.

9.14 Bond. It shall be the responsibility of the Plan Administrator to obtain the appropriate Fiduciary bonds as required by federal law or regulation. Except as required by the Company or by state or federal statute, irrespective of this provision, no bond or other security shall be required of any Fiduciary.

9.15 Indemnity. The Company shall indemnify each member of the Board, the Investment Committee, and the Benefits Administration Committee, each Account Manager and each individual who is an employee of the Company and who is allocated fiduciary responsibility hereunder, against any and all claims, loss, damages, expenses, including counsel fees to the extent approved by the Board or otherwise provided by law, and liability, including any amounts paid in settlement, with the approval of such Board, arising from any action or failure to act, except when the same is judicially determined to be due to the fraud, recklessness, or willful or intentional misconduct of such member.

9.16 Missing Persons. The Plan Administrator shall make a reasonable effort to locate all persons entitled to benefits under the Plan. The Trustee shall send a certified letter to all such persons at their last known addresses advising them of their interest or benefits under the Plan. Any such amounts shall be held by the Trustee for a period of at least one (1) additional year for a total of at least two (2) years from the time the benefits first become payable. If a distributee cannot be found, then any unclaimed benefits of such distributee shall constitute a Forfeiture and may be used to defray administrative and operational expenses, costs or fees of the Plan. Should any person otherwise entitled to a benefit which was subject to this section make a claim for such forfeited benefit which is approved by the Plan Administrator, such benefit shall be reinstated in such manner as the Plan Administrator determines to be equitable and in accordance with law.

9.17 Voting Employer Stock. In the event Employer Stock allocated to a Participant’s Individual Account is a security which is required to be registered under Section 12 of the Securities Exchange Act of 1934 or one that would be required to be registered except for an exemption from registration provided by Section 12(g)(2)(H) of said 1934 Act, then each Participant shall be permitted to direct the voting of the Employer Stock allocated to his Individual Account. Each Participant who has Employer Stock allocated to his Individual Account is hereby designated a Named Fiduciary for the purpose of exercising the rights and responsibilities relating to Employer Stock under this Section 9.17.

(a) In the event the Employer Stock does not meet the requirements of the above paragraph, Participants shall nonetheless direct the voting of such allocated Employer Stock if, after acquiring such Employer Stock, more than ten percent (10%) of the total assets of the Plan are in Employer Stock. However, the pass through of voting on such non-registration type securities shall be limited to voting only on those issues which, by law or charter, must be decided by more than a majority vote of outstanding common shares voted.

(b) Any shares of Employer Stock in which the Participant does not have the right to direct the voting or for which the Participant does not direct the voting shall, to the extent not inconsistent with its fiduciary obligations under ERISA, be voted by the Trustee or an independent fiduciary in the same manner and proportion as the shares of Employer Stock with respect to which voting directions on the particular matter that is the subject of the vote have been timely received by the Trustee or an independent fiduciary from other Participants.

(c) The Plan Administrator shall furnish to each Participant who has all or any portion of his Individual Account invested in the EDS Stock Fund notice of the date and purpose of each meeting of the stockholders of the Company at which such Participant is entitled, in accordance with the provisions of this Section, to vote Employer Stock allocated to his Individual Account. The Trustee or independent fiduciary, as applicable, shall request from each such Participant instructions as to the voting at that meeting of applicable Employer Stock credited to the Participant’s Individual Account. Following notice to the Trustee or independent fiduciary affected, the Plan Administrator may require that the voting instructions be returned from the Participants directly to the Trustee, independent fiduciary or an agent of either party. If the Participant furnishes such instructions to the appropriate party, as provided above, within the time specified in the notification, the Trustee shall vote such Employer Stock in accordance with the Participant’s instructions, as provided to the Trustee directly or by the independent fiduciary or agent.

(d) The Plan Administrator shall furnish to each Participant who has applicable Employer Stock credited to his Individual Account notice of any tender offer for, or a request or invitation for tenders of Employer Stock made to the Trustee with respect to which the Participant is entitled, in accordance with the provisions of this Section, to vote such applicable Employer Stock, or any other matter requiring action of the shareholders of the Company with respect to which the Participant is entitled, in accordance with the provisions of this Section, to vote Employer Stock.

(e) The Plan Administrator shall request from each such Participant instructions as to the tendering of applicable Employer Stock credited to the Participant’s Individual Account, and for this purpose the Plan Administrator shall provide Participants with a reasonable period of time in which to consider any such tender offer for, or request or invitation for tenders of, applicable Employer Stock made to the Trustee, or any other matter requiring action of the shareholders of the Company. The Trustee shall tender such Employer Stock as to which Trustee has received instructions to tender from Participants within the time required by the terms of any such offer.

(f) Employer Stock credited to the Individual Accounts of Participants with respect to which the Trustee has not received instructions shall not be tendered. Any shares of Employer Stock held in the EDS Stock Fund which have not been allocated to a Participant’s Individual Account shall, to the extent not inconsistent with its fiduciary obligations under ERISA, be tendered by the Trustee or an independent fiduciary in the same proportion as the shares of Employer Stock which are allocated to the Participants’ Individual Accounts are being tendered.

(g) The Plan Administrator shall provide the Trustee with written information regarding proxy voting, tender offers and any other applicable corporate action, and in carrying out its responsibilities under this provision, the Trustee may conclusively rely upon information furnished to it in writing by the Plan Administrator, including, but not limited to, the names and current addresses of Participants, the number of shares of Employer Stock credited to the Individual Accounts of Participants. Applicable Employer Stock shall be that Employer Stock entitled to vote at a particular meeting of the stockholders of the Company or with respect to which a request or invitation to tender or notice of any other matter requiring action of the shareholders of the Company, as applicable, has been received.

(h) Notwithstanding any of the foregoing provisions of this Section, no provision hereof shall prevent the Trustee from taking any action relating to its duties and authority under this Section, if the Trustee determines in its sole discretion that such action is necessary in order for the Trustee to fulfill its fiduciary responsibilities hereunder.

ARTICLE 10

AMENDMENT AND TERMINATION

10.1 Amendment of Plan. The Company shall have the right at any time by action of the Board to modify, alter or amend the Plan in whole or in part, provided, however, that the duties, power and liability of the Trustee hereunder shall not be increased without its written consent; and provided, further, that the amount which at the time of any such modification, alteration or amendment shall appear as a credit in the Individual Account of any Participant in the Plan, shall not be adversely affected thereby, and provided, further, that no such amendment shall have the effect of revesting in the Employer any part of the principal or income of the Trust.

10.2 Termination of Plan. The Company expects to continue the Plan indefinitely, but continuance is not assumed as a contractual obligation. The Company and each Employer reserves the right at any time by action of its board of directors to terminate the Plan as applicable to itself.

(a) If an Employer terminates or partially terminates the Plan or discontinues its Contributions at any time, each Participant affected thereby shall then be vested in the balance in his Individual Account.

(b) In the event of termination of the Plan by an Employer, the Plan Administrator shall value the Trust as of the date of termination. That portion of the Trust applicable to any Employer for which the Plan has not been terminated shall be unaffected. The Individual Accounts affected by the termination, as determined by the Plan Administrator, shall continue to be administered as a part of the Trust or distributed to such Participants, Beneficiaries or Alternate Payees, pursuant to Section 6.5 (Distribution of Benefits).

ARTICLE 11

PROVISIONS RELATIVE TO EMPLOYERS INCLUDED IN PLAN

11.1 Method of Participation. Any employer, whether foreign or domestic, which is a Controlled Group Member, with the approval of the Compensation and Benefits Committee, or its designee, by the taking of the appropriate action by its board of directors, may become an Employer by adopting the Plan. The Plan shall be maintained as a single Plan for all Employers. Employers are listed on Appendix E, attached hereto.

11.2 Withdrawal. Any Employer may withdraw from the Plan any time by giving six (6) months advance notice in writing of the resolution of its board of directors to withdraw to the Plan Administrator. A shorter notice period may be allowable if agreed to by the Compensation and Benefits Committee or its designee. The procedure for withdrawal by an Employer is set forth as follows:

(i) Upon receipt of notice of any such withdrawal, the Plan Administrator shall determine and certify to the Trustee the equitable shares of such withdrawing Employer in the Trust, as applicable.

(ii) The Trustee shall thereupon set aside from the Trust then held by it such securities and other property as it shall, in its sole discretion, deem to be equal in value to such equitable share. If the Plan is to be terminated with respect to such Employer, the amount set aside shall be dealt with in accordance with the provisions of Section 10.2 (Termination of Plan). If the Plan is not to be terminated with respect to such Employer, the Trustee shall turn over such amount to such trustee as may be designated by such withdrawing Employer, and such securities and other property shall thereafter be held and invested as a separate trust of the Employer which has so withdrawn, and shall be used and applied according to the terms of a new agreement and declaration of trust between the Employer so withdrawing and the trustee so designated.

(iii) Neither the segregation of the Trust assets upon the withdrawal of an Employer, nor the execution of a new agreement and declaration of trust pursuant to any of the provisions of this Section shall operate to permit any part of the corpus or income of the Trust to be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries.

11.3 Spin-off of Accounts to the A.T. Kearney, Inc. 401(k) and Profit Sharing Retirement Plan and Related Provisions.

Effective January 1, 2005, A.T. Kearney, Inc. established the A.T. Kearney, Inc. 401(k) and Profit Sharing Retirement Plan for certain of its employees, and all A.T. Kearney, Inc. employees became ineligible to receive further contributions under this Plan. Starting on the respective dates set forth in one or more blackout notices sent on behalf of the A.T. Kearney, Inc. Benefits Administration Committee, the Individual Accounts of those Participants who are eligible to participate in the A.T. Kearney, Inc. 401(k) and Profit Sharing Retirement Plan and those former employees of A.T. Kearney, Inc. who are not employed by an Employer (including the Individual Account of such a Participant that is payable to a Beneficiary or an alternate payee) shall no longer be available for distribution, withdrawal or loans, as applicable, under this Plan, and shall not be subject to investment directions under this Plan. At such time as directed by the Investment Committee or its designee, the Trustee shall liquidate all the investments in the Individual Accounts of the Participants described in the immediately preceding sentence (including the Individual Account of such a Participant that is payable to a Beneficiary or an alternate payee) and shall transfer the entire amount of such liquidation proceeds to the trustee of the A.T. Kearney, Inc. 401(k) and Profit Sharing Retirement Plan provided, however, that (i) any whole and fractional shares of Employer Stock that are allocated to such a Participant’s

Individual Account shall not be liquidated but shall be transferred in-kind to the trustee of the A.T. Kearney, Inc. 401(k) and Profit Sharing Retirement Plan and (ii) any promissory notes associated with such a Participant’s outstanding loans under Section 7.4 shall also be transferred in kind. In the event that a Participant is employed by A.T. Kearney, Inc. but is not eligible to participate in the A.T. Kearney, Inc. 401(k) and Profit Sharing Retirement Plan, the two immediately preceding sentences shall not apply to such a Participant’s Individual Account, which Individual Account shall continue to be maintained under and subject to the terms of the Plan on a frozen basis. In the event that a Participant’s employment is transferred from an Employer or Controlled Group Member to A.T. Kearney, Inc. after January 1, 2005, such a Participant’s Individual Account shall also continue to be maintained under and subject to the terms of the Plan on a frozen basis.

ARTICLE 12

TOP-HEAVY PROVISIONS

12.1 Top-Heavy Provisions. Regardless of any contrary Plan provisions, if this Plan, when combined with all other plans, requires aggregation pursuant to Code Section 416(b) and is deemed to be Top-Heavy as of the last day of any preceding year (the “Determination Date”), then the following conditions shall become operative with respect to such Plan Year and a future Plan Years.

12.2 Minimum Allocations. In the event that the aggregate of all Elective Contributions to all Non-Key Employees allocated to their individual Account do not exceed three percent (3%) of Compensation then the following rules shall apply.

(a) The Employer shall contribute to the Plan out of current or accumulated profits an amount necessary to provide a minimum contribution of at least three percent (3%) of Compensation to such Non-Key Employees (reduced as permitted by Code Section 416 or the Treasury Regulations promulgated thereunder), made for such Non-Key Employees and by contributions and forfeitures, if any, allocated to such Non-Key Employees in any other defined contribution plan included with this Plan in an Aggregation Group. In no event, however, shall the allocation of Elective Contributions to Non-Key Employees be greater than the allocation of Elective Contributions to the Individual Account for any Key Employee. Any special contribution or reallocation as herein provided shall be made to the Elective Contributions Account on the basis of the ratio that the non-Key Employee’s Compensation bears to the total Compensation of all Non-Key Employees.

(b) In the event the Employer shall also maintain a defined benefit plan and such defined benefit plan provides the minimum accrued benefit determined pursuant to Code Section 416(c)(1), then the adjustment provided in Section 12.2(a) above shall not be required.

(c) Effective for Limitation Years beginning prior to January 1, 2000, if Section 12.2(a) or (b) is applicable, then the multiplier of 1.25 in Sections 5.8(a)(i) and 5.8(b)(ii) (Limitation of Multiple Plan Participants) shall be reduced to 1.0 unless:

(i) all plans required to be aggregated and any other plans which may be permissively aggregated pursuant to Code Section 416(g) are ninety percent (90%) or less Top-Heavy, and

(ii) the minimum accrued benefit referenced in Code Section 416(c)(1) is modified by Code Section 416(h)(2)(A)(ii)(I) or the minimum contribution is increased from three percent (3%) to four percent (4%).

(d) With respect to the operation of these Top-Heavy provisions, there shall be no requirement that the entire defined benefit minimum benefit and the defined contribution minimum contribution be provided. To the extent that there shall be a defined benefit accrued benefit, it shall be controlling. To the extent that there shall be an Employer Contribution to a Defined Contribution Plan, then there shall be a determination as to whether the defined contribution is comparable to the difference between the defined benefit minimum benefit and the minimum defined benefit accrued benefit required pursuant to Code Section 416. In the event that the defined contribution amount shall not be comparable, then the difference shall be provided in the Defined Benefit Plan unless the next sentence shall apply. Notwithstanding the above, if there shall be a contribution to the Defined Contribution Plan of at least five percent (5%) of compensation to Non-Key Employees, it shall be conclusively presumed that the minimum benefit requirements of Top-Heavy Plans have been met.

(e) For purposes of determining whether a defined benefit plan is Top-Heavy, calculations shall be based upon actuarial assumptions stipulated in such Plan for this purpose. If no such assumptions are provided, the calculation shall be based upon the 1984 Unisex Pension Mortality Tables at five percent (5%) interest with such determination being made on the Valuation Date which occurs within the Plan Year.

(f) For purposes of determining minimum contributions to a Defined Contribution Plan and minimum accrued benefits to a Defined Benefit Plan compensation shall have the same meaning as it is used in Code Section 415.

(g) Effective for Plan Years beginning on or after January 1, 2002, the present value of accrued benefits and the aggregate accounts of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan of an Aggregation Group during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been included in an Aggregation Group. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting 5-year period for 1-year period.

(h) Effective for Plan Years beginning on or after January 1, 2002, the accrued benefits and aggregate accounts of any individual who has not performed services for the Employer during the 1-year period ending on the Determination Date shall not be taken into account under this Article 12.

ARTICLE 13

QUALIFIED DOMESTIC RELATIONS ORDERS

13.1 Determination of Qualified Domestic Relations Orders. The Plan Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to comply with orders so determined to be Qualified Domestic Relations Orders.

13.2 Accounting and Allocations. Upon receipt of a Qualified Domestic Relations Order the Plan Administrator shall establish a separate account which shall be the QDRO Account. Such account shall be invested in accordance with the investment policy developed by the Investment Committee pursuant to Section 9.9 (Duties and Authorities of the Investment Committee) and shall share in Adjustments pursuant to Section 5.3 (Allocation of Adjustment) hereof in the same manner as Participant’s Individual Accounts.

13.3 Distribution. An Alternate Payee for whose account the QDRO Account is maintained shall be treated as a Beneficiary for all purposes under the Plan and shall have no right to make withdrawals or loans from the Plan. Notwithstanding any provision of Article 6 (Vesting and Distributions) distribution shall be made in accordance with the terms of the Qualified Domestic Relations Order.

ARTICLE 14

MILITARY LEAVES OF ABSENCE

The provisions of this Article 14 are effective December 12, 1994.

14.1 Military Leave of Absence. So long as The Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”) or any similar law shall remain in force, providing for reemployment rights for all persons in military service, as therein defined, an Employee who leaves the employment of an Employer for military service in the Armed Forces of the United States, as defined in USERRA from time to time in force, shall, for all purposes of this Plan, be considered as having been in the employment of an Employer, with the time of his or her service in the military credited to his or her Service; provided that upon such Employee being discharged from the military service of the United States he or she applies for re-employment with an Employer and takes all other necessary action to be entitled to, and to be otherwise eligible for, reemployment rights, as provided by USERRA, or any similar law from time to time in force.

14.2 Elective Contributions. Any Participant who is reemployed while entitled to veterans’ reemployment rights under USERRA and who has either (i) suspended his or her contributions during military service, or (ii) made less than the maximum amount of contributions permitted by Section 4.2 during his or her period of military service, shall be permitted to make the contributions described in Section 4.2 to the Plan with respect to the period of his or her military service during the period which begins on the Participant’s date of reemployment with an Employer and ends upon the earlier of:

(a) the period equal to three times the Participant’s period of military service; and

(b) five years.

The maximum amount of contributions which the Participant can make during this period shall be the maximum amount of contributions that he or she would have been permitted to make to the Plan during the period of military service if the individual had continued to be employed by an Employer during such period and received Compensation during such period equal to the Compensation the Participant would have received during the period of military service had the Participant worked for an Employer during such period. If the Compensation the Participant would have received during the period was not reasonably certain, the Participant’s average Compensation from an Employer during the 12 month period immediately preceding the period of military service shall be deemed to be such Compensation.

14.3 Matching Contributions. If the Employer makes a matching contribution under Section 4.1(b) during a period when a Participant was on military leave of absence and if the Participant later returns to employment and makes the contributions described in Section 4.2 for this period, the Employer shall make such matching contributions on behalf of the Participant as would have been made had the Participant’s contributions actually been made during the period of his or her military service.

14.4 Treatment of Contributions Contributions under this Article 14 will be taken into account for purposes of the limitations of Sections 402(g) or 415 in the year to which the contributions relate, not the year in which the contributions are made. In addition, such contributions will not cause the Plan to be treated as failing to meet the requirements of Code Sections 401(a)(4), 401(k)(3), 401(m), 410(b) or 416.

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u). Loan repayments will be suspended under this Plan during a period of qualified military service as permitted under Code Section 414(u)(4).

ARTICLE 15

ESOP PROVISIONS

15.1 The EDS Stock Fund. The provisions of this Article 15 are effective May 31, 2002. The assets of the EDS Stock Fund shall be invested primarily in Employer Stock. It is intended that the EDS Stock Fund constitute an “employee stock ownership plan” within the meaning of Code Section 4975(e)(7) and Treasury regulation Section 54.4975-11.

15.2 Distribution Requirements.

(a) Timing. The provisions of Section 6.5 of the Plan, as revised effective May 31, 2002, shall continue to apply to all amounts invested in the EDS Stock Fund so that a Participant may elect to receive a lump sum distribution of all shares of Employer Stock allocated to his or her Individual Account through an investment in the EDS Stock Fund, commencing as soon as administratively practicable following the Participant’s termination of employment with the Employer of any reason.

(b) Form. The provisions of Section 6.13 of the Plan shall continue to apply to all amounts invested in the EDS Stock Fund so that a Participant may elect to receive a distribution of all or any portion of the shares of Employer Stock allocated to his or her Individual Account, as of the date distribution is made, through an investment to the EDS Stock Fund in whole shares of Employer Stock, with cash being paid for any fractional share of Employer Stock.

15.3 Voting Requirements. The provisions of Section 9.17 of the Plan shall continue to apply to all amounts invested in the EDS Stock Fund so that Participants may direct the Trustee with respect to the voting and tendering of all shares of Employer Stock allocated to his or her Individual Account through an investment in the EDS Stock Fund. The Trustee or an independent Fiduciary, if appointed and then acting, shall likewise continue to vote all shares of Employer Stock in the EDS Stock Fund with respect to which a Participant does not have the right to direct the voting (including any shares of Employer Stock that have not been allocated to a Participant’s Individual Account) or for which a Participant has the right to direct the voting but fails to give a direction.

15.4 Diversification Requirements. Notwithstanding the restriction set forth in the second sentence of Section 8.2(b), if and to the extent applicable, a Qualified Participant may direct the Trustee as to the investment of 100% of the value of the Participant’s Employer Matching Contribution Account that is invested in the EDS Stock Fund (the “Eligible Accrued Benefit”) at any time during the period commencing on the first day of the first Plan Year after the Participant becomes a Qualified Participant and ending on the ninetieth (90th) day following the end of the Participant’s Qualified Election Period. A Qualified Participant’s election pursuant to this Section 15.4 shall direct the investment of the portion of his Eligible Accrued Benefit covered by the election among the other Investment Funds meeting the requirements of Code Section 401(a)(28) and the regulations thereunder that are available under Section 8.2 of the Plan from time to time. Such an investment election shall be made in accordance with the provisions of Sections 8.2(a) and 8.3.

For purposes of this Section 15.4, the following definitions apply:

(i) “Qualified Participant” means a Participant who has attained age 55 and who has completed at least 10 years of participation in this Plan. A “year of participation” means a Plan Year in which the Participant was eligible for an allocation of Employer contributions, irrespective of whether the Employer actually contributed to the Plan for that Plan Year.

(ii) “Qualified Election Period” means the 6-Plan Year period beginning with the Plan Year in which the Participant first becomes a Qualified Participant.

15.5 Dividends.

(a) Allocation. Any dividend declared on shares of Employer Stock held in the EDS Stock Fund shall be allocated among the Individual Accounts of all Participants that are invested in the EDS Stock Fund on the ex-dividend date of such dividend in proportion to the respective Individual Account balances invested in the EDS Stock Fund on such ex-dividend date. All dividends covered by this Section 15.5(a) shall be 100% vested and nonforfeitable at all times regardless of whether such dividends are paid to the Participant or invested in the EDS Stock Fund as provided in Section 15.5(b).

(b) Election. A Participant, in accordance with the policies and procedures then established by the Plan Administrator (which policies and procedures shall not conflict with the requirements of IRS Notice 2002-2 and any subsequent IRS guidance covering Code Section 404(k)), may elect at any time during a Plan Year to either (i) receive in cash the entire amount of the dividend allocated to his or her Individual Account under Section 15.5(a) or (ii) have the Trustee invest the entire amount of such dividend in the EDS Stock Fund. Once made, the election in the immediately preceding sentence shall apply to all dividends described in Section 15.5(a) until the Participant changes such election. In the absence of an election by a Participant, the Participant shall be deemed to have elected (ii) above. A Participant’s election (or deemed election) under this paragraph becomes irrevocable with respect to a dividend described in Section 15.5(a) on the ex-dividend date of such dividend.

In the event that any Participant makes an election under (i) of the immediately preceding paragraph, the Trustee will pay each dividend allocated to the Participant’s Individual Account under Section 15.5(a) to the electing Participant within ninety (90) days following the close of the Plan Year in which such dividend is received by the Trustee.

Notwithstanding anything herein to the contrary, if there is a change in this Section 15.5(b) or the policies and procedures established by the Plan Administrator for making elections under this Section 15.5(b), a Participant may make an election in accordance with such change at any time prior to the ex-dividend of the first dividend subject to such change.

ARTICLE 16

MISCELLANEOUS

16.1 Governing Law. The Plan shall be construed, regulated and administered according to the laws of the State of Texas except in those areas preempted by the laws of the United States of America.

16.2 Administration Expenses, Costs or Fees. Any and all expenses, costs or fees of administering the Trust and the Plan may be paid either by the Employer or from the Trust. Such expenses, costs or fees include, but are not limited to, those expenses, costs or fees relating to: reimbursement of the reasonable and necessary expenses of the members of the Investment and Benefits Administration Committees described in Section 9.4 hereof, certain professional, clerical and other administrative personnel and third party benefits administration service providers as may reasonably be required for the purpose of fulfilling the duties and responsibilities assigned to them under Section 9.5 hereof, and the employment of any advisors such as accountants, counsel, and any other advisors that are deemed necessary and advisable in connection with the administration and operation of the Plan as provided under Section 9.13 hereof. However, the Plan Administrator, in its sole discretion, may assess a reasonable administration fee against those participants who have separated for reasons other than retirement, death, Disability, or transfer to another Controlled Group Member.

16.3 Participant’s Rights, Acquittance. No Participant in the Plan shall acquire any right to be retained in the Employer’s employ by virtue of the Plan, nor, upon his dismissal, or upon his voluntary termination of employment, shall he have any right or interest in and to the Trust other than as specifically provided herein. The Employer shall not be liable for the payment of any benefit provided for herein; all benefits hereunder shall be payable only from the Trust.

16.4 Spendthrift Clause. To the extent permitted by law, none of the benefits, payments, proceeds, or distributions under this Plan shall be subject to the claim of any creditor of the Participant, or to the claim of any creditor of any Beneficiary hereunder, or to any legal process by any creditor of such Participant or of any such Beneficiary. Except for a Qualified Domestic Relations Order a Participant shall not have any right to alienate, commute, anticipate, or assign any of the benefits, payments, proceeds or distributions under this Plan.

16.5 Merger, Consolidation or Transfer. In the event of the merger or consolidation of the Plan with another plan or transfer of assets or liabilities from the Plan to or from another Qualified Plan, each Participant shall not, as a result of such event, be entitled on the day following such merger, consolidation or transfer under the termination of Plan provisions to a lesser benefit than the benefit he was entitled to on the date prior to the merger, consolidation or transfer if the Plan had then terminated. Mergers, consolidations and transfers of assets or liabilities are listed on Appendix F. The Plan will not transfer to another Qualified Plan any amounts that are subject to the distribution limitations of Treasury regulation section 1.401(k)-1(d) (including any Qualified Nonelective Contributions or Qualified Matching Contributions) unless the Plan Administrator reasonably concludes that the transferee Qualified Plan maintains the distribution limitations.

16.6 Counterparts. The Plan and the Trust Agreement may be executed in any number of counterparts, each of which shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.

ADOPTION OF THE PLAN

Notwithstanding anything to the contrary herein, this Plan is created and maintained under the condition that it is approved and qualified by the Service under Section 401(a) of the Code and that the Trust hereunder is exempt under Section 501(a) of the Internal Revenue Code, or under any comparable sections of any future legislation which amends, supplements or supersedes such sections.

IN WITNESS WHEREOF, the Company has executed this EDS 401(k) Plan this 20th day of December, 2002.

ELECTRONIC DATA SYSTEMS CORPORATION

By:
Michael E. Paolucci, Managing Director,
Global Compensation and Benefits

Appendix A

To the EDS 401(k) Plan

Past Service Credit for Certain In-Sourced Employees

In accordance with Plan Section 3.3(g) and as reported by EDS’ Vice President, Global Compensation and Benefits to EDS’ Benefits Oversight Committee, individuals who became Employees on the effective date set forth below and who immediately prior to such effective date were actively employed by the former employer set forth below shall receive one year of Service for each year employed with and as reported by such former employer.

Former Employer	Effective Date
Decision One	March 1, 2004
MCI WorldCom – Xerox Account	July 1, 2004
MCI WorldCom – Chevron Account	February 1, 2005
United Government Solutions	July 30, 2005
MCI WorldCom – Continental Account	August 1, 2005

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Appendix B

To the EDS 401(k) Plan

Equalization Bonuses

This Appendix B forms part of the EDS 401(k) Plan (the “Plan”). Terms used in this Appendix B shall have the meaning provided in the Plan, unless the context clearly dictates otherwise. The provisions of this Appendix B shall apply with respect to Participants who are paid Equalization Bonuses, as defined herein, and sets forth provisions regarding the ability of such Participants to enter into a Salary Reduction Agreement with respect to such Equalization Bonuses.

Effective July 1, 1997 and prior to January 1, 2001:

I.	Bell South

A.	Eligibility: The provisions of this Section I shall apply with respect to all Participants who were formerly employed by Bell South and who were paid an Equalization Bonus, as defined in Section I(B) of this Appendix B (the “Bell South Participants”).

B.	Equalization Bonus: A bonus equal to ten percent (10%) of the Bell South Participant’s salary as of December 1, 1997, payable in two equal parts, the first part payable on January 1, 1998, and the second part payable on January 1, 1999. Each part shall be payable only with respect to Bell South Participants employed by an Employer on January 1, 1998, or January 1, 1999, respectively.

C.	Salary Reduction Election: A Bell South Participant may enter into a Salary Reduction Agreement and elect to defer from one percent (1%) to one hundred percent (100%), in whole percentages, of any Equalization Bonus. The Bell South Participant must make one election, prior to January 1, 1998. Such election shall control with respect to both parts of the Equalization Bonus and is not subject to amendment. The Salary Reduction Agreement entered into pursuant to this Appendix B by such Bell South Participant shall otherwise be subject to the provisions of the Plan and the procedures then established by the Plan Administrator.

II.	Sumitomo Bank of California

A.	Eligibility: The provisions of this Section II shall apply with respect to all Participants who were formerly employed by Sumitomo Bank of California and who were paid an Equalization Bonus, as defined in Section II(B) of this Appendix B (the “Sumitomo Participants”).

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B.	Equalization Bonus: Bonuses determined in December 1997 and payable in January 1999 to Sumitomo Participants employed by an Employer on December 31, 1998.

C.	Salary Reduction Election: A Sumitomo Participant may enter into a Salary Reduction Agreement and elect to defer from one percent (1%) to one hundred percent (100%), in whole percentages, of any Equalization Bonus. The Sumitomo Participant must make this election prior to January 1, 1999. The Salary Reduction Agreement entered into pursuant to this Appendix B by such Sumitomo Participant shall otherwise be subject to the provisions of the Plan and the procedures then established by the Plan Administrator.

Effective January 1, 2001:

III.	Bell South – Subsequent Transition

A.	Eligibility: The provisions of this Section III shall apply with respect to all Participants who were formerly employed by Bell South and who were paid an Equalization Bonus, as defined in Section III(B) of this Appendix B (the “Bell South Participants”).

B.	Equalization Bonus: An aggregate amount, payable in two equal parts, the first part payable on March 31, 2001, and the second part payable on March 31, 2002. Each part shall be payable only with respect to Bell South Participants employed by an Employer on January 31, 2001, or January 31, 2002, respectively.

C.	Salary Reduction Election: A Bell South Participant may enter into a Salary Reduction Agreement and elect to defer from one percent (1%) to one hundred percent (100%), in whole percentages, of his or her respective share of any Equalization Bonus. The Bell South Participant must make one election, prior to March 31, 2001. Such election shall control with respect to both parts of the Equalization Bonus and is not subject to amendment. The Salary Reduction Agreement entered into pursuant to this Section III of Appendix B by such Bell South Participant shall otherwise be subject to the provisions of the Plan and the procedures then established by the Plan Administrator.

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Appendix C

To the EDS 401(k) Plan

Benefits, Rights, and Features

A.	Distribution Options

COMPANY	BRF
1. PSS (Petroleum Software Systems)	Life Annuity with 20 year certain period

2. Xerox (Canada)	Joint and Survivor Annuity, 66.7%, 75%, 100%, Period Certain Options (5, 10, 15, 20) Cash Refund

3. FCI	Joint Survivor Annuity, 66 2/3%, 100%, Cash Refund Annuity

4. Constitution State Credit Union	Joint and Survivor Annuity, 75%, 100%

5. XBS (Xerox)	Joint and Survivor Annuity, 66.7%, 75%, 100%, Period Certain Options (5, 10, 15, 20) Cash Refund

6. Genicom	Installment Payments up to 15 years or life expectancy

7. Centura	Installment Payments from 5-15 year period

8. NHIC California	Periodic Payment Options

9. Sherpa	Monthly Income Options

10. Digital (Decnet)	Periodic Installments

11. Value Health Management	Distribution Options

12. LTV Steel Payroll	Period Payment Options

13. USData	Combination Cash/Rollover Distribution

14. Russell Stover	Installment Options

15. Sterling Diagnostic Imaging	Period Payment Options

16. Sverdrup Civil	Installment Options

17. Ventritex (St. Jude)	Installment Option

18. NHIC New England	Installment Option

19. Fairchild Fasteners	Installment Options

20. Wellmark	Period Certain Annuities

21. Wyse Technology	Installment and Annuity Options

22. Sumitomo Bank	Installment Option

23. USData Corporation	Combination Cash and Rollover

24. Global Supply Group (GSG)	Annuity Option

25. World Computer	Joint and Survivor Annuity, 75%, 100%

26. Digital Equipment Corporation	Fixed period installments

27. Blue Shield – Chico	Installments to Life Expectancy

28. Telectronics (St. Jude)	Installment Payments

29. Horace Small Apparel	Annuity and Period Certain Options

30. Chemcentral	Installment and Annuity Options

31. LTV Steel-Benefits	Periodic Payment and Termination Withdrawal Options

32. Vantive	Combined Distribution Option, Installment Options

33. National Health Insurance Co.	Annuity Options

34. Seymour Housewares (HPII)	Compensation Cash and Rollover Distribution

35. Turner Company	Annuity Options

36. Wall Data (Add-On)	Combination Cash and Rollover

B.	Discretionary Withdrawals

Certain employees who had certain assets transferred to the Plan from another plan maintained by one of the companies listed below may withdraw those assets from the Accounts listed below:

Company	Accounts
Energy Management London Fog FCI Storagetek Toshiba Cunard Line Ltd. Total Petroleum/Gemini Earthgrains Co. Value Health Management USData Intergraph BellSouth	R-Prior Plan Rollover

Bethlehem Steel Global Supply Group (GSG) Mitsubishi Fairchild Fasteners J. Crew Group Inc. Franklin Covey Co.

ICI Films Sterling Diagnostic Imaging NHIC New England Blue Shield (Add-on) LTV Steel-Benefits LTV Steel Payroll Seymour Housewares (HPII)	D- Prior Plan ER Match

Allison Engine Cytec Industries Rolls-Royce Energy Systems	R-Prior Plan Rollover D- Prior Plan ER Match

Dow Chemical	1-Prior Plan ER Contribution

*	Source Codes
D	Prior Plan Employer Match
R	Prior Plan Rollover
1	Prior Plan Employer Contribution

C.	Employers Maintaining Plans subject to Code Section 417 from which Assets were Transferred to this Plan

1.	Huntsman
2.	Mitsubishi
3.	Constitution State Credit Union
4.	Banc One Baton Rouge/New Orleans

Appendix D

To the EDS 401(k) Plan

Vesting Provisions

This Appendix D forms part of the EDS 401(k) Plan (the “Plan”), as amended and restated effective January 1, 2003, and sets forth vesting rules in addition to those set forth in Article 6 applicable as provided herein.

I.	MCI Transitioned Employees: A Participant who is employed by the Company on date of the closing of the agreement between the Company and MCIWorldcom on January 1, 2000 (the “Transfer Date”) and who transfers employment from the Company to MCI on or after the Transfer Date but prior to the first anniversary of the Transfer Date shall be one hundred percent (100%) vested in his or her Individual Account

II.	UGS Plan Participants: Any UGS Plan Participant who was 100% vested in his UGS Plan matching contribution account on December 31, 2002 shall be 100% vested in his Employer Matching Contribution Account and Choice Allocation Account under this Plan. Further, for purposes of the vesting schedule set forth in Section 6.4, any UGS Plan Participant who was a former participant in the Engineering Animation, Inc. Retirement Plan and who had a 20% vested interest in his UGS Plan matching contribution account on December 31, 2002 shall have such vested interest increased to 40%. In addition, that portion of a UGS Plan Participant’s matching contribution account that is attributable to matching contributions that were transferred to the UGS Plan from the Structural Dynamics Research Corporation Tax Deferred Capital Accumulation Plan shall be 100% vested after three (3) full years of Credited Service.

III.	Structural Dynamics Research Corporation: Any Employee who becomes a Participant after January 1, 2003 and who notifies the Plan Administrator that he or she was previously employed by Structural Dynamics Research Corporation shall be credited with Service for purposes of the vesting schedules set forth in Section 6.4 for such employment as reflected in the records of Structural Dynamics Research Corporation.

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Appendix E

To the EDS 401(k) Plan

Participating Employees

This Appendix E forms part of the EDS 401(k) Plan (the “Plan”) as amended and restated effective January 1, 2003, and sets forth all Employers who have adopted the Plan pursuant to Section 11.1 of the Plan and the effective date of such Employer’s participation.

Employer	Effective Date of Participation
Electronic Data Systems Corporation	July 1, 1983
National Heritage Insurance Company	July 1, 1983
Wendover Financial Services Corporation	June 1, 1997
EDS Information Services, LLC	January 1, 2001
SOLCORP	October 1, 2005
eBreviate, Inc.	January 20, 2000 – December 31, 2002
EDS Resource Management Corporation	January 1, 2001 – December 31, 2003
EDS Properties Corporation	January 1, 2001 – December 31, 2003
EDS Technologies Services L.P.	January 1, 2001 – December 31, 2003
Trans Alliance LP	February 1, 2001 – December 31, 2001
A.T. Kearney, Inc.	January 1, 2003 – December 31, 2004
Unigraphics Solutions, Inc.	January 1, 2003 – May 27, 2004

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Appendix F

To the EDS 401(k) Plan

Plan to Plan Transfers

This Appendix F forms part of the EDS 401(k) Plan (the “Plan”) as amended and restated effective January 1, 2003, and sets forth all merges and transfers of Plan assets made in accordance with Section 16.5 of the Plan.

1999

Centrobe (formerly Neodata Services, Inc.)

Sequent Computer Systems

Maxtor Corporation

Mitsubishi Electric U.S. Companies

National Association of Securities Dealers, Inc. (NASD)

Equifax Inc.

Turner Company

Banc One Corporation

2000

Express Scripts

MCI WorldCom

W. H.Smith Inc.

Compaq Computer Corporation

GMAC

Lechters, Inc.

Sun Microsystems

J. Crew Group, Inc.

UGS (Original name was Unigraphics Solutions, Inc.)

2001

adidas AMERICA, Inc.

The Dow Chemical Company

BellSouth

Primedia

Aspect Communications Corporation

The Weyerhaeuser Company

Huntsman Corporation

DecisionOne Corporation.

The Sabre Group

Franklin Covey Co.

Rolls-Royce Energy Systems Inc.

Canadian Imperial Bank of Commerce (CIBC)

Adolph Coors Company

SKF USA Inc.

QSP Distribution Services, Inc.

UGS

2003

A.T. Kearney, Inc. Profit Sharing and

401(k) Retirement Plan

Unigraphics Solutions, Inc. 401(k) Plan

2004

Wendover Funding, Inc. Savings Plus Plan

2005

Four separate transfers of Plan assets to the A.T. Kearney, Inc. 401(k) and Profit Sharing Retirement Plan

F-1

Appendix G

To the EDS 401(k) Plan

Past Service Credit Exclusions

In accordance with the authority granted under Plan Section 3.4(d) of the Plan, EDS’ Executive Vice President, Human Resources has determined that past Service under the Plan should not be granted to those individuals who were employed by the former employer set forth below and who became Employees on the effective date set forth below as a result of a facilities management contract or outsourcing agreement between an Employer and a Customer or as a result of a stock purchase, asset purchase or other acquisition.

Former Employer	Effective Date

G-1